                                                                     EXHIBIT 2.1

                                                                             SPA

                                                      Urkundenrolle Nr. 318/2003

Einseitig beschrieben

                                    [GRAPHIC]

                     Share Purchase and Transfer Agreement

                                    Recorded

                                   at Berlin

                            on November 19/20, 2003
                (November nineteen / twenty two thousand three)

Before me, the undersigned representative (Notarvertreter) of the Notary Dr. Felix Enneking, Berlin,

                               Dr. Stefan Langner

 Dr. Felix Enneking (or his representative) hereinafter referred to as "Notary"

           with official residence at Kurfurstendamm 46, 10707 Berlin who recorded the following deed at RankestraBe 21, 10789 Berlin appeared today:

                                                                             SPA

(1) Mr. Markus Jorquera Imbernon, born on June 30, 1966 with business address in Pettenkoferstr. 4, 80336 Munich,

(2) Mr. Dr. Michael Stobbe, born on May 12, 1967 with business address in Mohrenstr. 42, 10117 Berlin,

The persons appearing identified themselves by their valid identity cards as follows:

No 1: German ID No. 8013396329, issued by Kreisverwaltungsreferat Munchen

No 2: German ID No. 2401624414, issued by Landeseinwohneramt Berlin

The person appearing ad 1 declares that he is not acting in his own name but for and on behalf of

..    Mr. Bernd Wolfgang Artinger, residing at Wettersteinstr. 23, 82407
     Haunshofen, Germany,
                                       - hereinafter referred to as "Seller I" -

     and

..    Mr. Jurgen Platt, residing at AlpspitzstraBe 18, 82319 Starnberg,
     Germany, hereinafter referred to as "Seller II"

                    - Seller I and Seller II together referred to as "Sellers" -

..    transact Elektronische Zahlungssysteme GmbH, FraunhoferstraBe 10,
     82152 Martinsried

                                          - hereinafter referred to as "Company"

The person appearing ad 1 has presented an original notarized power of attorney of the Sellers and transact Elektronische Zahlungssysteme GmbH dated November 12, 2003 to the notary, a certified copy of which is attached hereto as Annex A, which authorizes the person appearing under No. 1 to represent the Sellers and the Company, authorizing the execution of the Share Purchase and Transfer Agreement entered into in this deed.

The person appearing ad 2 declares that he is not acting in his own name but for and on behalf of

                            Euronet Worldwide, Inc.,
                       4601 College Boulevard, Suite 300,
                           Leawood, Kansas, 66211, USA

                                        - hereinafter referred to as "Euronet" -

The person appearing ad 2 has presented an original power of attorney of Euronet to the notary, a certified copy of which is attached hereto as Annex B, which authorizes the person appearing under No. 2. to represent Euronet, together with a confirmation duly signed by Euronet's company secretary, a certified copy of which is attached hereto as Annex C, to the effect (i) that the person

                                                                             SPA

having signed the power of attorney is the legal representative of Euronet and
(ii) that the board of directors of Euronet has passed a resolution on November 14, 2003, a certified copy of which is attached hereto as Annex D, authorizing the execution of the Share Purchase and Transfer Agreement entered into in this deed.

The person appearing ad 2 declares that he is not acting in his own name but for and on behalf of

                               Delta Euronet GmbH
                            FriedrichstraBe 200,
                              10117 Berlin, Germany

                                          - hereinafter referred to as "Buyer" -

The person appearing ad 2. has presented an original power of attorney of the Buyer to the notary, a certified copy of which is attached hereto as Annex E, which authorizes the person appearing ad 2. to represent the Buyer, authorizing the execution of the Share Purchase and Transfer Agreement entered into in this deed.

The notary representative hereby certifies according to his inspection of the Commercial Register at the Local Court of Charlottenburg, Berlin, under HRB 90739 that the person having undersigned the power of attorney attached hereto as Annex E, Mr. Roger Heinz, is the sole managing director of the Buyer having sole power of representation. He is exempted from the restrictions of Sec. 181 German Civil Code.

The person appearing ad 2 declares that he is not acting in his own name but for and on behalf of

                           Eft Services Holding B.V.,
                            De Boelelaan 7 OFFICIA I,
                                1083HJ Amsterdam,
                                 The Netherlands

                                           - hereinafter referred to as "B.V." -

The person appearing ad 2. has presented an original power of attorney of the B.V. to the notary, a certified copy of which is attached hereto as Annex F, which authorizes the person appearing ad 2. to represent the B.V., authorizing the execution of the Share Purchase and Transfer Agreement entered into in this deed.

               - Euronet, the Buyer, and B.V. hereinafter jointly referred to as
                                                               "Euronet Group" -

          - the Sellers and the Euronet Group hereinafter jointly referred to as
                                                                     "Parties" -

The acting notary advised the persons appearing on the incompatibility of the notarial function of a legal adviser to one of the parties in the matter to be notarized (Section 3 Para. 1. No. 7 of the German Act of Notarization). The acting notary stated and the Parties to this deed confirmed that the acting notary himself and his partners and further persons associated with him in the meaning

                                                                             SPA

of said provisions have not been involved as legal advisers, auditors or tax advisers in the matter at hand.

The Sellers recorded on this day to Role of deed No 317/2003 of the recording notary a deed of reference (Bezugsurkunde) ("Deed of Reference"), the original of which is known to the Parties and is hereby referred to pursuant to Sect. 13a of the Notarization Act (Beurkundungsgesetz). The Parties renounce to have this deed read out by the Notary and attached to this deed.

The persons appeared requested this notarial deed including its attachments, where applicable, and the schedules and annexes thereto, where applicable, to be recorded in the English and German language. The acting notary who is in a sufficient command of the English language ascertained by way of conversation that the persons appeared are also in sufficient command of the English language. After having been instructed by the acting notary, the persons appeared waived the right to obtain the assistance of a sworn interpreter and to obtain a certified translation of this deed including the attachments, schedules and annexes thereto. Now therefore, the persons appeared, acting as before said, declared the following:

                    A. Share Purchase and Transfer Agreement

We enter into the following

                      Share Purchase and Transfer Agreement

Index of Definitions

In this share purchase and transfer agreement (the "Share Purchase Agreement" or "SPA") the terms appearing below except where the context otherwise requires shall have the meaning ascribed to them as defined below and as set out in the table attached as Schedule Definitions. References to Sections and Schedules are to Sections and Schedules of this SPA, if not explicitly otherwise stated.

Preamble

WHEREAS,

(A) The Sellers are the sole shareholders of transact Elektronische Zahlungssysteme GmbH, a German limited liability company registered with the Commercial Register of the Local Court in Munich with the registration number HRB 114439 (the "Company"). The Company has its registered office at FraunhoferstraBe 10, 82152 Martinsried, Germany.

(B) The registered share capital of the Company amounts to Euro 50,000.00 (fifty thousand), is as of Signing fully paid up, and consists of two shares in the nominal amount of Euro 25,000.00 (twenty-five thousand) each. Each of the Sellers holds one share in the Company in the nominal amount of Euro 25,000.00 (twenty-five thousand) (the "Share I"" and the "Share II" and together the "Shares"). A commercial register excerpt of the Company as well as its articles of association, both reflecting the status as of the date of the notarial recording of this SPA (the "Signing"), are attached as Schedules (B) 1 and (B) 2 hereto.

(C) The Company's business operations (the "Business Operations") include the operation of one or more data centers for various types of own or third party electronic transactions. The Company sells, lets, leases and from time to time provides free of charge hardware and software. The Company also sells electronic virtual products, e.g. top up e-vouchers delivered to the customers through above mentioned hardware and software. Further, the Company offers its own services or the services of third parties in connection with elec

                                                                             SPA

     tronic virtual products and with all kinds of hardware and software, as well as the assumption of claims (Forderungsubernahme). The Company's products and services are marketed in relation to systems for top ups (reloading of cash accounts) of prepaid mobile phone accounts of certain mobile phone operators and hardware and software which permit such top ups to be effected and in relation to hardware and software for electronic payments and in relation to any other virtual products and services, e.g. loyalty programs. The Company has business relationships with several market participants, e.g., among others, with merchants such as wholesalers, retailers, operators of points of sale, including filling stations as well as tobacco and newspaper shops, with financial services institutions such as banks, payment providers, with telecommunication services institutions such as internet providers, mobile phone operators. The Company is in the process of expanding its Business Operations from Germany to markets outside Germany.

(D) Euronet is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The issued and outstanding capital stock of Euronet consists of 26,951,000 shares of common stock (Euronet Shares) as of October 31, 2003 each with a par value U.S. $ 0.02 (the "Euronet Shares") and no shares of preferred stock each with a par value of U.S.$ 0.02 (the "Preferred Stock"). Euronet has an authorized capital of 60 million shares of common stock with a par value of U.S.$ 0.02 per share and 10 million shares of preferred stock.

(E) Euronet provides secure electronic financial transaction solutions. It provides financial payment middleware, financial network gateways, outsourcing, and consulting services to financial institutions, retailers and mobile phone operators. It processes transactions for a network of automated teller machines (ATMs) across Europe (and until January 2002 in the United States). Through its software subsidiary, Euronet USA, Inc., the Buyer offers a suite of integrated electronic fund transfer (EFT) software solutions for electronic payment and transaction delivery systems. It further provides comprehensive electronic payment solutions consisting of ATM network participation, outsourced ATM management solutions, electronic recharge services (for prepaid mobile airtime) and integrated EFT software solutions. Through its subsidiary, e-pay Ltd. it operates a network of point-of-sale (POS) terminals providing electronic processing of prepaid mobile phone airtime services in the UK and in Australia through e-pay's wholly-owned subsidiary, e-pay Australia Pty Ltd. The Buyer's principal customers are banks, mobile phone operators and retailers that require electronic financial transaction processing services.

(F) Euronet is the sole shareholder of B.V. B.V. is a duly incorporated and existing limited liability company under the laws of Netherlands, registered with the Kamer van Koophandel Amsterdam, with the registration number 34107367. The B.V. has its registered office at Amsterdam, Netherlands. The issued share capital of the B.V. amounts to Euro 18,196.59, is as of Closing fully paid up.

(G) The B.V. is the sole shareholder of the Buyer, a German limited liability company duly incorporated and registered with the Commercial Register of the Local Court Charlottenburg, Berlin, with the registration number HRB
     90.739. The GmbH has its registered office at FriedrichstraBe 200, 10117 Berlin, Germany. The registered share capital of the Buyer amounts to Euro 25,000.00 (twenty-five thousand), is as of Closing fully paid up, and consists of one share. The sole object of the company of the Buyer is to acquire and hold and administer participations in other entities and companies in its own and for its own account in particular in entities engaged in electronic transactions.

                                                                             SPA

(H) The Euronet Group is interested and intends to acquire the Shares from the Sellers. The Sellers are willing to sell and transfer the Shares to the Buyer. The Parties expect that the Company will benefit from the synergy effects of the combined businesses of the Company and the Buyer (including the Euronet Groups' subsidiaries and affiliated companies) and that the Company's Business Operations will therefore further develop and expand, in particular in view of the Company's intention to increase its international expansion and to build up international business relationships.

(I) The Sellers are the managing directors of the Company. The Parties intend that the Sellers remain managing directors of the Company and remain responsible for the management of the Business Operations of the Company in accordance with the terms hereof.

The Parties therefore agree as follows:

1 Sale of Shares; Allocation of Profits; Acquisition and Assignment of certain Shareholder Loans

1.1 Seller I hereby sells the Share I and Seller II hereby sells the Share II for the Consideration set forth in Section 2 to the Buyer. The Buyer hereby accepts the sale of the Shares.

1.2 In the relation between the Sellers and the Buyer, profits, which have been earned by the Company up to Signing and have not been distributed to the Company's shareholders are due to and belong to the Buyer subject to
     Section 3.

1.3 Each Seller has entered into several individual loan agreements as borrower with Sparkasse Starnberg as lender all of which are listed in Section 2 of the Financing Agreement (collectively referred to as the "Founder Loan Agreements"). The proceeds under each Founder Loan Agreement have been paid directly to the Company such that every Founder Loan Agreement corresponds to a shareholder loan and the Sellers thereby granted several shareholder loans to the Company (collectively referred to as the "Shareholder Loans"). The granting of each Shareholder Loan between the Company and the respective Seller and its terms were confirmed by the financing agreement (the "Financing Agreement") between the Company and the Sellers dated October 20, 2003, as amended on November 19, 2003 a copy of which is attached hereto as Schedule 1.3. The Buyer herewith acquires from the Sellers each Shareholder Loan. The Sellers hereby assign to the Buyer each Shareholder Loan, subject to the condition precedent in each case that (i) the condition precedent pursuant to Section 18.1.1 is met and (ii) the Buyer has fully satisfied all of the Sellers' obligations vis-a-vis Sparkasse Starnberg under the respective Founder Loan Agreement.

2    Consideration

2.1 The purchase price for the sale of the Shares and the Shareholder Loans consists of the following Consideration:

     (i) a fixed Cash Component according to the provisions of Section 3 (parts of which shall be in lieu of performance fulfilled solely by the fixed Share Component pursuant to 2.1(ii));

     (ii) a fixed Share Component according to the provisions of Section 4;

     (iii) further an additional payment according to the provisions of Section
           5;

                                                                             SPA

     (iv) two Certificates according to the provisions of Section 6 below and the Schedules referred to herein.

     (together the "Consideration").

2.2 Each Seller is entitled to half of the total Consideration, i.e. half of the Cash Component, half of the Share Component, half of the additional payment and one Certificate.

3    Cash Component

3.1 The consideration according to Section 2.1(i) was initially agreed between the Parties to be a payment in the amount of Euro 22,000,000.00 (in words:
     Euro twenty-two million). Euro 7,000,000.00 (Euro seven million) thereof shall be settled in accordance with Section 4 in lieu of performance (an Erfullungs Statt, according to Section 364 Para. 1 of the German Civil Code
     - "BGB"). The remaining cash payment in the total amount of Euro 15,000,000.00 (Euro fifteen million) shall hereinafter be referred as "Cash Component". The Cash Component shall under no circumstances be subject to an adjustment.

3.2 The Cash Component shall be due and payable in Euro on or before November 24, 2003, or in the event of a Funding Notice (pursuant to Section 7.1) on or before November 27, 2003, free of costs and charges in immediately available irrevocable funds by wire transfer into the bank account as set out in Schedule 3.2 (the "Cash Component Notary Account") of the Notary. The Notary shall immediately inform the Parties via telefax of any funds received on his account.

     The payment of the Cash Component by the Buyer to the Notary shall be deemed payment and performance of the obligation to pay, the Cash Component to the Sellers at that point in time the Cash Component may be released by the Notary pursuant to this SPA to the Sellers pursuant to Section 3.3.1 (Auszahlungsreife). The date on which the Notary receives the funds and not the day on which the funds are forwarded is decisive for the timeliness of payment of the Cash Component.

3.3  The Notary is hereby jointly instructed by the Sellers and the Buyer

     3.3.1 to release the funds on the Cash Component Notary Account, including accrued interest thereon to the Sellers subject to the stipulations in
          Section 3.4, immediately after the conditions precedent set out in Sections 18.1.1 and 18.1.3 through 18.1.6 are met;

     3.3.2 if the condition precedent under Section 18.1.1 is not fulfilled and this SPA is dissolved pursuant to Sections 7.1 or 7.2, to release any funds which are on the Cash Component Notary Account to the Buyer, but not prior to December 3, 2003.

3.4 Each Seller is entitled to half of the Cash Component and half of any interests thereon. The Cash Component and any interest thereon shall be released free of costs and charges in immediately available funds by wire transfer into the bank accounts of the Sellers specified in Schedule 3.4 (the "Sellers' Bank Accounts") by the Notary.

3.5 In order to distribute the profit of the Company for the business year 2002, the Sellers have passed the shareholders' resolution set out in
     Schedule 3.5. The Buyer undertakes not to adjust the amount of profit to be distributed to the Sellers according to the shareholders' resolution.

3.6 In order to distribute parts of the profit of the Company for the time between January 1, 2003 up to the Interim Accounts' Date (as defined in
     Section 8) (the "Distributable Interim

                                                                             SPA

     Profit 2003") the Sellers have passed the shareholders' resolution set out in Schedule 3.6 prior to Signing. The Buyer undertakes not to adjust the amount of profit to be distributed to the Sellers according to the shareholders' resolution, unless provided for in the shareholders' resolution. The shareholders' resolution shall be binding between the Parties.

4    Share Component

4.1 The share component in lieu of performance according to Section 3.1 (the "Share Component") consists of 643,048 (six hundred forty three thousand and forty eight) Euronet Shares. The Share Component shall under no circumstances be subject to an adjustment; in particular with respect to its value.

4.2 The Buyer shall deliver half of the Share Component (i.e. 321,524 (three hundred twenty one thousand five hundred twenty four) Euronet Shares) to Seller I (the "Seller I Share Component") and the other half (i.e. 321,524 (three hundred twenty one thousand five hundred twenty four) Euronet Shares) to Seller II (the "Seller II Share Component").

4.3 The Buyer herewith transfers sole ownership in the Seller I Share Component to Seller I and the sole ownership in Seller II Share Component to Seller II subject to fulfillment of the Conditions Precedent save for the condition precedent under Section 18.1.2. Each Seller accepts such transfer herewith.

4.4 Immediately after Signing but no later than on or before November 24, 2003, or in the event of a Funding Notice November 27, 2003, the Buyer shall transfer the sole possession of the Share Component by delivering the respective share certificates to the escrow agent specified in Schedule 4.4 A (the "Share Escrow Agent"). Such delivery by the Buyer to the Share Escrow Agent shall be deemed delivery of the Share Component to the Sellers following fulfilment of the condition precedent that the Share Escrow Agent is entitled and obliged to transfer possession of the Share Component to the Sellers. The date on which the Share Escrow Agent receives the share certificates for the Euronet Shares constituting the Share Component shall be decisive for the timeliness of delivery of the Share Component. The Share Escrow Agent shall immediately after receipt of the Share Component (facsimile copies of the Euronet Shares are attached as Schedule 4.4 B) confirm such receipt vis-a-vis the Parties and the Notary by facsimile.

4.5 The Sellers, the Buyer and the Share Escrow Agent have entered into an agreement (the "Share Escrow Agent Agreement"), which is attached to this deed as Schedule 4.5, whereby the Share Escrow Agent is jointly instructed by the Sellers and the Buyer

     4.5.1 to release and transfer the sole possession of Seller I Share Component to Seller I and the sole possession of Seller II Share Component to Seller II by way of courier delivery, immediately after receipt of (i) a written request by the respective Seller and (ii) a confirmation by the Notary that the SPA has not been dissolved pursuant to Section 7.1 or 7.2 ; whereby the Parties hereby jointly instruct the Notary to send such notice not prior to December 3, 2003, or

     4.5.2 to release and transfer the sole possession of the Share Component to the Buyer by way of courier delivery, in case it receives confirmation by the Notary that the SPA has been dissolved pursuant to Sections 7.1 or 7.2.

4.6  Registration Procedures and Expenses

     Euronet shall

                                                                             SPA

     4.6.1 subject to the receipt of necessary information from the Sellers, prepare and file with the United States Securities and Exchange Commission (the "SEC"), not later than 30 (thirty) days after Signing, a registration statement on Form S3 (or, in the event Euronet is not eligible to use Form S3, such other registration form as may be utilized at such time by Euronet) (the "Registration Statement") to enable the resale of the shares received by the Sellers comprising the Share Component (the "Registrable Shares") (which term shall include any securities into which or for which such shares may hereafter be changed, converted or exchanged, and any other shares or securities issued with respect to such shares to any Seller) by the Sellers from time to time through the automated quotation system of the NASDAQ National Market or in privately negotiated transactions;

     4.6.2 use its commercially reasonable efforts, subject to the receipt of necessary information from the Sellers, to cause the Registration Statement to become effective as promptly as practicable, but in no event later than 90 (ninety) days after Signing or, in the event the Registration Statement is reviewed by the SEC, 120 days after Signing;

     4.6.3 use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement current (other than during any Blackout Period (as defined below)) and effective for a period not exceeding, with respect to each Seller's Registrable Shares, the earlier of (i) the date on which each Seller may sell all Registrable Shares then held by him without restriction by the volume limitations of Rule 144(e) of the United States Securities Act of 1933, as amended (the "Securities Act"), or (ii) such time as all Registrable Shares issued to each Seller have been sold pursuant to the Registration Statement;

     4.6.4 furnish to each Seller with respect to the Registrable Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectus and such other documents as such Seller may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by such Seller; provided, however, that the obligation of Euronet to deliver copies of the Prospectus to each Seller shall be subject to the receipt by Euronet of reasonable assurances from such Seller that he will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectus;

     4.6.5 use its commercially reasonable efforts to (i) register or qualify the Registrable Shares to be included in the Registration Statement under such other securities laws or blue sky laws of such jurisdictions in the United States as the Sellers shall reasonably request, (ii) keep such registrations or qualifications in effect for so long as the Registration Statement remains in effect and (iii) take any and all such actions as may be reasonably necessary or advisable to enable the Sellers to consummate the disposition in such jurisdictions of such Registrable Shares; provided, however, that Euronet shall not be required for any such purpose to (x) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 4.6.5, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                                                                             SPA

     4.6.6 promptly notify the Sellers and (if requested by any such Seller) confirm such advice in writing when the Registration Statement, the Prospectus or any Prospectus Supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post effective amendment, when the same has become effective;

     4.6.7 use its commercially reasonable efforts to list all such Registrable Shares on each securities exchange and automated inter-dealer quotation system on which such Registrable Shares are then listed or admitted for trading;

     4.6.8 use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, audited financial statements and

     4.6.9 pay all expenses incident to Euronet's performance or compliance herewith, including, without limitation, all SEC and any National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities and blue sky laws, document preparation and printing expenses, messenger and delivery expenses, fees and expenses of any escrow agent or custodian, internal expenses (including, without limitation, all salaries and expenses of Euronet's officers and employees performing legal or accounting duties), fees and disbursements of counsel and independent certified public accountants of Euronet (including the expenses of any special audit or "comfort" letters required by or incident to such performance and compliance), and fees and expenses of any other persons, including special experts, retained by Euronet; provided, however, that, notwithstanding the foregoing, the Sellers shall pay all discounts or commissions to any underwriter or broker attributable to the sale of Registrable Shares and the fees and disbursements of any counsel, advisors or experts retained by any Seller.

     4.6.10 With a view to making available to the Sellers the benefits of Rule 144 of the Securities Act (or its successor rule) (the "Rule 144") and any other rule or regulation of the SEC that may at any time permit the Sellers to sell Registrable Shares to the public without registration, Euronet covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (y) such date as all of the Sellers' Registrable Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (z) such date as all of the Sellers' Registrable Shares shall have been resold; and (ii) file with the SEC in a timely manner all reports and other documents required of Euronet under the Securities Act of 1954 as amended and under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act").

     4.6.11 It shall be a condition precedent to the obligations of Euronet to take any action pursuant to this Section 4.6 that the Sellers shall furnish to Euronet such information regarding itself, the Registrable Shares to be sold by the Sellers, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Shares.

4.7  Transfer of Shares After Registration; Suspensions; Blackouts

     4.7.1 Each Seller agrees that he will not effect any sale or other transfer of the Registrable Shares except as contemplated in the Registration Statement referred to in Section 4.6 and as described below, and that he will promptly notify Euronet of any

                                                                             SPA

          changes in the information set forth in the Registration Statement regarding each Seller or its respective plan of distribution.

     4.7.2 Except in the event that Sections 4.7.3 or 4.7.4 below apply, Euronet shall, if deemed necessary by Euronet, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Shares being sold there under, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.7.3 Subject to Section 4.7.5 below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by Euronet of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then Euronet shall deliver a document in writing to each Seller (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, each Seller will suspend offers and sales of Registrable Shares pursuant to the Registration Statement (the "Suspension") until such Seller's receipt of copies of a supplemented or amended Prospectus prepared and filed by Euronet, or until he is advised in writing by Euronet that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, Euronet will use its commercially reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Sellers.

     4.7.4 Subject to Section 4.7.5 below, if at any time Euronet sends a Suspension Notice to the Sellers Euronet also notifies the Sellers that the event giving rise to such notice relates to a development involving Euronet which occurred subsequent to the later of (i) the effective date of the Registration Statement and (ii) the latest date prior to such notice on which Euronet has amended or supplemented the Registra-

                                                                             SPA

          tion Statement, then Euronet shall not be required to use its commercially reasonable efforts to make any changes to the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, during a period of up to 45 (forty-five) consecutive days as specified in the notice contemplated herein (the "Blackout Period"), and each Seller shall suspend offers and sales of Registrable Shares pursuant to the Registration Statement during each Blackout Period; provided, however, that in any period of 365 consecutive days Euronet shall not be entitled to avail itself of its rights under this Section 4.7.4 with respect to more than two Blackout Periods, unless in the good faith judgment of Euronet's Board of Directors, upon advice of counsel, the offer and sale of Registrable Shares would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability of Euronet.

     4.7.5 Provided that a Suspension or a Blackout Period is not then in effect, the Sellers may sell Registrable Shares under the Registration Statement, provided that each such Seller arranges for delivery of a current Prospectus to the transferee of such Registrable Shares. Upon receipt of a request therefore, Euronet agrees to provide an adequate number of current Prospectuses to each Seller and to supply copies to any other parties requiring such Prospectuses.

     4.7.6 In the event of a sale of Registrable Shares by a Seller, such Seller shall also deliver to Euronet's transfer agent, with a copy to Euronet, a notice of such sale so that the Registrable Shares may be properly transferred. No notice to Euronet's transfer agent is required unless the Sellers have received all information necessary to inform Euronet's transfer agent.

4.8  Indemnification

     4.8.1 Upon the registration of the Registrable Shares pursuant to Section 4.6, Euronet shall, and it hereby agrees to, indemnify and hold harmless Sellers, the directors and officers and partners of such Sellers and each other person, if any, who controls any Seller within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the consent of Euronet which shall not be unreasonably withheld) to which such Seller, such director, officer or partner of such Seller or such controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities or expenses (including all such losses, claims, damages, liabilities and expenses arising out of any actions or proceedings, whether commenced or threatened) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that Euronet shall not be liable to any such person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary, final or summary Prospectus, or amendment or supplement in reliance upon and in conformity with written informa-

                                                                             SPA

          tion furnished to Euronet by such person expressly for use in the Registration Statement or preliminary, final or summary Prospectus, amendment or supplement; and provided further, however, that Euronet will not be liable in any case with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, to the extent that any such loss, claim, damage or liability (or action in respect thereof) resulted from the fact that any Seller sold Registrable Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act, if Euronet had previously complied with the provisions of Section 4.6.4 and if the untrue statement contained in or omission from such preliminary Prospectus or Prospectus was corrected in the Prospectus as then amended or supplemented. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such Seller, such director, officer or partner of such Seller or such controlling person and shall survive the transfer of such Registrable Shares by such Seller.

     4.8.2 Sellers hereby agree, jointly and severally, to indemnify and hold harmless Euronet, each director and officer of Euronet within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint and several, and expenses (including fees of counsel and any amounts paid in settlement effected with the consent of the Sellers which shall not be unreasonably withheld) to which Euronet, such director or officer or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities or expenses (including all such losses, claims, damages, liabilities and expenses arising out of any actions or proceedings, whether commenced or threatened), arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in or omission or alleged omission to state a material fact required to be stated in the Registration Statement, or any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, or necessary to make the statements therein not misleading, to the extent, but only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Euronet by or on behalf of such Seller expressly for use in the Registration Statement or preliminary, final or summary Prospectus, amendment or supplement. Such indemnification and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of Euronet or any of its directors, officers or controlling persons or any of the Sellers or their respective directors, officers, partners and controlling persons and shall survive the transfer of such Registrable Shares by such Seller.

     4.8.3 Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.8, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to

                                                                             SPA

          participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

4.9  Contribution

     4.9.1 If for any reason the indemnification provided for in Sections 4.8.1 or 4.8.2 is unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities specifically covered by the indemnification provisions set forth in Sections 4.8.1 or 4.8.2, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 4.8.3, any legal or other fees or expenses reasonably incurred by such party.

     4.9.2 Euronet and the Sellers agree that it would not be just and equitable if contribution pursuant to this Section 4.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section
          4.9.1. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     4.9.3 The contribution provided for in this Section 4.9 shall survive, with respect to a Seller, the transfer of Registrable Shares by such Seller, and, with respect to a

                                                                             SPA

          Seller or Euronet, shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party.

     4.9.4 Indemnification and contribution similar to that specified in Sections 4.8.1 to 4.9 (with appropriate modifications) shall be given by Euronet and each Seller with respect to any required registration or other qualification of such Registrable Shares under any federal or state law or regulation of a governmental authority other than the Securities Act.

     4.9.5 The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, subject to refund in the event any such payments are determined not to have been due and owing hereunder.

4.10 US-Securities Rules

     4.10.1 Each Seller acknowledges that the Euronet Shares and the Certificates have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, US persons except in accordance with Regulation S under the Securities Act ("Regulation S") or pursuant to an exemption from the registration requirements of the Securities Act. Each Seller represents and agrees that, with respect to offers and sales outside the United States, he will offer and sell the Euronet Shares and the Certificates only in accordance with Rule 903 under the Securities Act. Each Seller agrees that he will not engage in hedging transactions involving the Euronet Shares or the Certificates except in compliance with the Securities Act and all applicable state and foreign securities laws.

     4.10.2 Until such time Euronet has fully registered the Euronet Shares pursuant to Section 4.6 each Seller agrees that each of the Euronet Shares will contain a legend substantially to the following effect:

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE OR FOREIGN SECURITIES LAWS. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IF REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR IF THE HOLDER PROVIDES THE COMPANY WITH AN OPINION FROM COUNSEL ACCEPTABLE TO THE COMPANY STATING THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE AT THE TIME OF SUCH TRANSFER. HEDGING TRANSACTIONS INVOLVING THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT AND ALL APPLICABLE STATE AND FOREIGN SECURITIES LAWS.

                                                                             SPA

          The Certificate I and Certificate II issued under this SPA will contain a legend shown in the Certificates in Section 20 of each Certificate to assure compliance with US security laws.

     4.10.3 Notwithstanding the foregoing Section 4.10.2, Euronet agrees that the legend contemplated thereby shall be removed, and Euronet shall instruct its transfer agent to reissue certificates for such securities without such legends, as applicable, in connection with a transfer of such securities in accordance with the Registration Statement or other transaction exempt from the registration requirements of the Securities Act after which transaction such legend is no longer required, in the reasonable opinion of counsel to Euronet, to establish Euronet's compliance with any provision of the Securities Act. In addition, from and after the effective date of the Registration Statement, Euronet shall cause its transfer agent to promptly reissue certificates for such securities without such legends from time to time at the request of Sellers.

     4.10.4 Notwithstanding any other provision of this SPA, if the aggregate number of (i) Euronet Shares previously issued to the Sellers under this Share Purchase Agreement and (ii) Election Shares (as defined in the Certificate I and Certificate II) issuable to the Sellers of any Subsequent Bearer under the Certificate I and Certificate II would exceed 5 (five) % (1,403,561) of the total number of Euronet Shares outstanding as of November 18, 2003 (Outstanding Euronet Shares 28,071,226) (the "5% Limit"), then the number of Election Shares that exceed the 5% Limit shall not be issued until the requisite stockholder approval is obtained pursuant to the Marketplace Rules of The Nasdaq Stock Market, Inc. prior to their issuance. Nothing in this Section shall affect the obligation of the Euronet Group (Issuers of the Certificates) to make cash payments.

4.11 At the request of the Sellers, Euronet will assist the Sellers in identifying a person or entity that is interested in buying all or a part of the Share Component from the Sellers (the "Market Purchaser").

5    Earn-Out

     As a further element of the Consideration, the Buyer shall make a cash payment to the Sellers subject to the terms and conditions set out in this
     Section 5 (the "Earn-Out"). The amount of the Earn-Out depends on the EBITDA of the Company during the reference periods set out this Section 5. The EBITDA may be influenced as a result of certain developments associated with the service agreement contained in the Deed of Reference (the "Special Customers Agreement") and possible future decisions of the other party of the Special Customers Agreement (the "Special Customers").

5.1  EBITDA Q3/2003

     EBITDA Q3/2003 has been determined by the Parties to be Euro 916,666.66 (Euro nine hundred sixteen thousand six hundred sixty six and sixty six Eurocent). This figure is fixed and is not subject to any adjustments. However, such determination shall not be binding on the Expert as Auditor of the Interim Accounts.

5.2  EBITDA Q3/2004

                                                                             SPA

     EBITDA Q3/2004 shall be the EBITDA of the Company in Euro for the 3rd quarter, 2004 (July 1, 2004 to September 30, 2004) (the "Q3/2004"),
     calculated on the basis of a profit and loss statement for the Company covering Q3/2004 (the "Q3/2004 Accounts") pursuant to Sections 5.3 and 5.4.

5.3  Principles for the Calculation of EBITDA Q3/2004

     The Q3/2004 Accounts shall be prepared and EBITDA Q3/2004 shall be calculated in accordance with German GAAP (subject to the adjustments set forth in Section 5.4), and, in particular, in compliance with the rule of accounting and valuation consistency (Bilanzkontinuitat) in order to provide a true and fair view of the profit situation of the Company in Q3/2004. The Company's EBITDA (the "EBITDA" ) shall be composed of the following items of the profit and loss statement of the Company pursuant to
     Section 275 German Commercial Code (Handelsgesetzbuch - "HGB"):

     5.3.1 The results from ordinary business operations (Ergebnis der gewohnlichen Geschaftstatigkeit) pursuant to Section 275 Para. 2 No. 14 HGB,

     5.3.2 plus extraordinary income (auBerordentliche Ertrage) pursuant to
          Section 275 Para. 2 No. 15 HGB,

     5.3.3 minus extraordinary expenses (auBerordentliche Aufwendungen) pursuant to Section 275 Para. 2 No. 16 HGB,

     5.3.4 minus interest and similar income (Zinsen und ahnliche Ertrage) pursuant to Section 275 Para. 2 No. 11 HGB,

     5.3.5 plus interest and similar expenses (Zinsen und ahnliche Aufwendungen) pursuant to Section 275 Para. 2 No. 13 HGB, and

     5.3.6 plus depreciation and amortization (Abschreibungen) pursuant to
          Section 275 Para. 2 No. 7 HGB.

5.4  Exceptional Adjustments to EBITDA Q3/2004

     EBITDA Q3/2004 as defined and calculated pursuant to Sections 5.2 and 5.3 shall be adjusted as follows:

     5.4.1 Adjustments for Extraordinary Income / Expenses

          Any (i) extraordinary income pursuant to Section 275 Para. 2 No. 15 HGB and (ii) any extraordinary expenses pursuant to Section 275 Para. 2 No. 16 HGB, will not be taken into account, unless (A) the amount thereof remains within the usual range for any such item(s) in the past, or (B) they are included as an item in the business plan attached hereto as Schedule 5.4.1 (the "Business Plan").

     5.4.2 Adjustments for Certain Agreements

          (i) In the event any agreements are entered into or modified in a fashion that adjusts commission or other compensation rates to an extent greater than 20% of current rates, EBITDA Q3/2004 will be adjusted to disregard the impact of the change in commission or compensation rates exceeding 20%, except for those adjustments related to the Special Customers Agreements pursuant to Sections
               5.4.8 and 5.5.

          (ii) In addition, the recognition of revenues from terminal or hardware sales in the Q3/2004 Accounts other than those mentioned under Section 5.4.2(iii)

                                                                             SPA

               and 5.4.3 shall be limited to an amount equal to 15% more than that included in the Business Plan.

          (iii) Further, any revenues by the Company generated from the sale of terminals to competitors of Euronet as reflected in Schedule 5.4.2(iii) shall be eliminated in the Q3/2004 Accounts for purposes of calculating EBITDA Q3/2004, (a) unless the revenues are based on relationships of the Company existing at Signing, or
               (b) unless at least one member of the Euronet Group consented in writing to such terminal sales or by way of shareholders' resolution.

          Any adjustment of the EBITDA Q3/2004 pursuant to Sections 5.4.2(ii) and 5.4.2(iii) shall be made in such way that the EBITDA Q3/2004 shall be calculated on the assumption that the respective terminal sales have not taken place, thus not only the revenues shall be eliminated but also any costs and expenses related to such terminal sales.

     5.4.3 Adjustments for Intercompany Transactions

          EBITDA Q3/2004 solely generated from terminal sales to Euronet Group or companies affiliated to Euronet Group in the meaning of Section 15 et seq. German Act on Stock Corporations (Aktiengesetz - "AktG") (the "Affiliated Company") shall be divided by the Multiple as defined in
          Section 5.6.

     5.4.4 Adjustments for certain Business Decisions of Euronet Group

          Any negative impact on the EBITDA which occurs due to a decision or a measure by the Euronet Group that is imposed on the Company and not provided for in the Business Plan (such as, but not limited to, costs and expenses related to internal controls, regular auditing on a quarterly basis, finance director, IT Systems, financial push down allocations etc.) will be eliminated in the calculation of EBITDA as if such decision or measure would not have occurred. Only for the EBITDA Q3/2004 but not for other EBITDA calculations under this SPA a lump sum of Euro 15,000.00 (Euro fifteen thousand) will be deducted from EBITDA for such measures.

     5.4.5 Adjustments due to Competition

          Any negative impact on the EBITDA of the Company which is based on a competition by the Euronet Group or its affiliated companies in the meaning of Section 15 AktG, to the Business Operations of the Company in Germany or in countries other than Poland listed in the Business Plan shall be eliminated in the Q3/2004 Accounts for the purpose of calculating EBITDA Q3/2004.

     5.4.6 Adjustments for changes in Accounting Policies

          Any change in accounting policies applied by the Auditor (as defined in Section 8) in connection with preparing the Audited Interim Accounts that has a negative impact on the EBITDA shall be eliminated in the Q3/2004 Accounts for the purpose of calculating EBITDA Q3/2004. This provision shall not be deemed to cover any change in accounting policies required in order to bring the Company into compliance with German GAAP.

     5.4.7 Adjustments for unusual Reduction of Expenses or unusual Increase of Income

                                                                             SPA

          Any (i) unusual shifting of expenses to other quarters than the third quarter of 2004 or of income to the third quarter 2004 or (ii) unusual reduction of expenses or unusual increase of income and (iii) sacrificing long-term growth of the Company for an increase of the short term results in Q3/2004 shall be adjusted to a usual expense or income or eliminated in the Q3/2004 Accounts for the purpose of calculating EBITDA Q3/2004.

     5.4.8 Adjustments related to the Special Customers Agreement

          If at any time before September 30, 2004 the Special Customers Agreement is extended or replaced with a new agreement for a minimum fixed term of up to December 31, 2006 (the "Extended Special Customers Agreement"), EBITDA Q3/2004 shall be calculated on the assumption that the terms and conditions of the Extended Special Customers Agreement had been in effect for the entire Q3/2004.

     5.4.9 Adjustments related to Certain Costs and Expenses

          Costs and expenses of the Company in connection with the entering into and the implementation of the SPA, including but not limited to costs for the advisory boards or notarial fees, if any, shall be eliminated in the Q3/2004 Accounts for the purpose of calculating EBITDA Q3/2004.

5.5  Reduced EBITDA Q3/2004

     If Section 5.4.8 does not apply, EBITDA Q3/2004 may be reduced as set out in this Section 5.5 as a result of certain developments associated with the Special Customers Agreement and possible future decisions of the Special Customers. The EBITDA Q3/2004 so reduced shall hereinafter be referred to as the "Reduced EBITDA Q3/2004".

     5.5.1 Reduction Scenario (1): In case of a notice by the Special Customers on or before September 30, 2004 to the Company to terminate the Special Customers Agreement, the EBITDA Q3/2004 shall be reduced by the EBITDA which is generated through the Special Customers in Q3/2004 and for the determination of which Sections 5.3 and 5.4 shall apply mutatis mutandis (the "Special Customers EBITDA Q3/2004").

     5.5.2 Reduction Scenario (2): In all other cases than those described in
          Section 5.4.8 and Section 5.5.1 the EBITDA Q3/2004 shall be subject to the following adjustments:

          (i) The Special Customers EBITDA Q3/2004 divided by the EBITDA Q3/2004 (for the avoidance of doubt, including Special Customers EBITDA Q3/2004) of the Company shall be the "Concentration Factor".

          (ii) If the Concentration Factor is

               (a) greater than 0 but below or equal 0.35, the EBITDA Q3/2004 shall not be reduced,

               (b) greater than 0.35 but below or equal 0.5, the EBITDA Q3/2004 shall be reduced by 25% (twenty five percent)

               (c) greater than 0.50 but below or equal 0.55, the EBITDA Q3/2004 shall be reduced by 35% (thirty five percent),

                                                                             SPA

               (d) greater than 0.55 but below or equal 1, the EBITDA Q3/2004 shall be reduced by 50% (fifty percent).

5.6  Earn-Out Claims

     5.6.1 The claims defined in Sections 5.6.2(i), 5.6.2(ii) and 5.6.2(iii) are collectively referred to as "Earn-Out Claims". For the purpose of calculating the Earn-Out Claims, the Multiple shall be 6 (six) (the "Multiple").

     5.6.2 Types of Earn-Out Claims

          (i)  Earn-Out Claim

               The Earn-Out Claim shall be calculated based on the following formula:

               Earn-Out Claim = (EBITDA Q3/2004 - EBITDA Q3/2003) * 4 * Multiple
               * 50%

          (ii) Reduced Earn-Out Claim

               The Reduced Earn-Out Claim shall be calculated based on the following formula:

               Reduced Earn-Out Claim = (Reduced EBITDA Q3/2004 - EBITDA Q3/2003) * 4 * Multiple * 50%

          (iii) Remaining Earn-Out Claim

               The Remaining Earn-Out Claim shall be calculated based on the following formula:

               Remaining Earn-Out Claim = Earn-Out Claim - Reduced Earn-Out
               Claim

     5.6.3 In case there is no Reduced EBITDA Q3/2004, the Buyer is obliged to make a cash payment to the Sellers in the amount of the Earn-Out Claim subject to the terms and conditions set out in this Section 5.

     5.6.4 In case there is a Reduced EBITDA Q3/2004, the Buyer is obliged to make a cash payment in the amount of the Reduced Earn-Out Claim and in addition in the amount of the Remaining Earn-Out Claim subject to the terms and conditions set out in this Section 5.

     5.6.5 For the avoidance of doubt, the Sellers are under no condition obliged to make any payment to Buyer under this Section 5 in case, the Earn-Out Claims are below 0 (zero).

5.7  Procedure for Determining Earn-Out Claims

     The procedure of determining the Earn-Out Claims has two steps. In a first step, the Earn-Out Claims will be preliminarily determined as set out in
     Section 5.7.1 and will be referred to as the "Preliminary Earn-Out Claim", the "Preliminary Reduced Earn-Out Claim", the "Preliminary Remaining Earn-Out Claim", collectively referred to as "Preliminary Earn-Out Claims".

     In a second step, the Earn-Out Claims will be finally determined as set out in Section 5.7.2 and will be referred to as the "Final Earn-Out Claim", the "Final Reduced Earn-Out Claim", the "Final Remaining Earn-Out Claim", collectively referred to as "Final Earn-Out Claims".

                                                                             SPA

     5.7.1 Determination of Preliminary Earn-Out Claims

          (i) The EBITDA Q3/2004 and, if applicable, the Reduced EBITDA Q3/2004 will each be calculated by the Sellers based on the Q3/2004 Accounts to be prepared by the Sellers. Sellers will provide the Buyer with the Q3/2004 Accounts. Sellers shall further notify Buyer in writing, with copies to the Expert, the Notary, and the Trustee, of the result of their calculation, stating the amount of EBITDA Q3/2004 and, if applicable, the Reduced EBITDA Q3/2004, the Preliminary Earn-Out Claim and, if applicable, the Preliminary Reduced Earn-Out Claim and the Preliminary Remaining Earn-Out Claim, on or before October 25, 2004 (the "Sellers' Earn-Out Claims Notification"). Buyer will have the opportunity to review the Q3/2004 Accounts.

          (ii) Buyer is obliged vis-a-vis the Sellers to procure that the Sellers, their successors or representatives will get full and timely access by the Company or any legal successor of the Company to the information required to establish the Preliminary Earn-Out Claims.

          (iii) Preliminary Agreement/Acceptance

               (a) The Preliminary Earn-Out Claims are deemed to be determined at the amount(s) reflected in the Sellers' Earn-Out Claims Notification

                    (I) at such time as the Sellers receive a notice from Buyer in writing with copies to the Expert, the Notary, and the Trustee, confirming that it agrees with the Preliminary Earn-Out Claim and, if applicable, the Preliminary Reduced Earn-Out Claim and the Preliminary Remaining Earn-Out Claim stated in the Sellers' Earn-Out Claims Notification; or

                    (II) in case Buyer fails to furnish the Sellers with an
                         Objection Notice (as defined in Section 5.7.1(iv)(a)), on or prior to the day on which the Objection Period (as defined in Section 5.7.1(iv)(a)) expires. The Sellers shall notify the Buyer, the Expert, the Notary, and the Trustee, immediately after the lapse of the Objection Period in writing in case the Sellers have not received an Objection Notice in accordance with
                         Section 5.7.1(iv)(a).

               (b) The Preliminary Earn-Out Claims are deemed to be determined at such time as the Sellers and Buyer reach an agreement on the Preliminary Earn-Out Claim and, if applicable, the Preliminary Reduced Earn-Out Claim and the Preliminary Remaining Earn-Out Claim (the "Preliminary Earn-Out Claims Agreement") before the Preliminary Earn-Out Claims are determined in accordance with Section 5.7.1(iv). Such Preliminary Earn-Out Claims Agreement must be in writing and must be signed by the Sellers and the Buyer. Buyer and the Sellers must furnish the Notary and the Expert with a certified copy of the Preliminary Earn-Out Claims Agreement without undue delay, with copies to the Trustee.

          (iv) Preliminary Expert Determination

                                                                             SPA

               (a) In case Section 5.7.1(iii)(a)(I) or 5.7.1(iii)(b) do not apply and Buyer disagrees with the Sellers' Earn-Out Claims Notification, it shall notify the Sellers with copies to the Expert, the Notary and the Trustee in writing thereof (the "Objection Notice") within 15 (fifteen) Banking Days - days on which banks are open for business in Frankfurt am Main - (each a "Banking Day") after receipt of the Sellers' Earn-Out Claims Notification by Buyer (the "Objection Period"). In case the Buyer fails to furnish the Sellers with an Objection Notice prior to the day the Objection Period expires Section 5.7.1(iii)(a)(II) shall be applicable. The Objection Notice must include the amount of EBITDA Q3/2004 and, if applicable, the Reduced EBITDA Q3/2004, the Preliminary Earn-Out Claim and, if applicable, the Preliminary Reduced Earn-Out Claim and the Preliminary Remaining Earn-Out Claim which Buyer deems correct.

               (b) If the Sellers receive the Objection Notice in accordance with Section 5.7.1(iv)(a), PricewaterhouseCoopers GmbH Wirtschaftsprufungsgesellschaft with domicile in Frankfurt am Main, branch Munich, acting as an expert (the "Expert") (Schiedsgutachter), will preliminarily determine the Preliminary Earn-Out Claim and, if applicable, the Preliminary Reduced Earn-Out Claim and the Preliminary Remaining Earn-Out Claim. The scope of review of the Company's books, the Q3/2004 Accounts, etc. for such preliminary determination by the Expert as well as all other conditions of his involvement will be governed by the expert agreement (Schiedsgutachtervertrag) attached hereto as certified copy as Schedule 5.7.1 (the "Expert Agreement") entered into between the Sellers, the Buyer and the Expert on November 14 and November 19, 2003. The Sellers shall send copies of the Objection Notice to the Expert, the Notary and the Trustee.

               (c) No later than on or before December 15, 2004 the Expert will furnish Buyer, the Sellers, and the Notary, with copies to the Trustee, with a preliminary written expert decision (the "Preliminary Expert Decision ) including

                    (I)  the preliminary EBITDA Q3/2004,

                    (II) if applicable, the preliminary Reduced EBITDA Q3/2004,

                    (III) the Preliminary Earn-Out Claim,

                    (IV) if applicable, the Preliminary Reduced Earn-Out Claim,
                         and

                    (V)  if applicable, the Preliminary Remaining Earn-Out
                         Claim.

               (d) The Preliminary Expert Decision does not have to include a reasoning for the decision of the Expert.

               (e) The Preliminary Earn-Out Claims are deemed to be determined at such time as the Sellers and Buyer have received the Preliminary Expert Decision. The Expert will inform in writing each of the addressees of the Preliminary Expert Decision when each of the other addressees has received the Preliminary Expert Decision.

                                                                             SPA

     5.7.2 Determination of Final Earn-Out Claims

          (i)  Agreement

               The Final Earn-Out Claims are deemed to be determined at such time as the Sellers and Buyer reach a final agreement on the Final Earn-Out Claim and, if applicable, the Final Remaining Earn-Out Claim and the Final Reduced Earn-Out Claim, and if applicable the Earn-Out Shortfall and the Earn-Out Excess at any point in time before these are determined in accordance with
               Section 5.7.2(ii), however not prior to December 13, 2004. Such an agreement (the "Final Earn-Out Claims Agreement") shall be binding and final. In order to be binding and final such agreement must be in writing and must be signed by the Sellers and Buyer. Buyer and the Sellers must furnish the Notary and the Expert with a certified copy of the Final Earn-Out Claims Agreement without undue delay, with copies to the Trustee.

          (ii) Expert Determination

               (a) Immediately after the Preliminary Earn-Out Claims have been determined in accordance with Section 5.7.1, the Expert, acting on the terms of the Expert Agreement, shall audit the Q3/2004 Accounts.

               (b) On the basis of the Q3/2004 Accounts, the Expert shall prepare an expert opinion, including a report on his audit (the "Final Expert Opinion"), which must include

                    (I)  the EBITDA Q3/2004,

                    (II) if applicable, the Reduced EBITDA Q3/2004,

                    (III) the Final Earn-Out Claim,

                    (IV) if applicable, the Final Reduced Earn-Out Claim,

                    (V)  if applicable, the Final Remaining Earn-Out Claim,

                    (VI) the Earn-Out Shortfall (as defined in 5.7.2(ii)(h)),

                    (VII) the Earn-Out Excess (as defined 5.7.2(ii)(i)),

               (c) In preparing the Final Expert Opinion the Expert shall give the Sellers and the Buyer the opportunity to illustrate in writing or to present verbally the basis of the determination of EBITDA Q3/2004 or, if applicable, the Reduced EBITDA Q3/2004 in the Sellers' Earn-Out Claims Notification and the Objection Notice, respectively. The Expert shall take into consideration their arguments and exceptions within the professional discretion of a German auditor applying German GAAP and shall explain his motives for taking into account or rejecting such arguments and exceptions in the Final Expert Opinion.

                    To the extent that in the course of determining EBITDA Q3/2004 or, if applicable, the Reduced EBITDA Q3/2004 it is not possible for the Expert to allocate with an appropriate reasoning a position without doubt, the Expert shall be authorized and obliged to make the allocation pursuant to
                    Section 317 Para. 1 BGB. In the Final Expert Opinion, he is obliged to list the positions for which an allocation without

                                                                             SPA

                    doubt was not possible and shall explain his motives for the allocation pursuant to Section 317 Para. 1 BGB.

                    The Expert shall decide legal questions in connection with the Final Expert Opinion.

               (d) The Expert shall furnish Buyer, the Sellers and the Trustee with his Final Expert Opinion by no later than January 31, 2005. The Expert will inform each of the addressees of the Final Expert Opinion in writing when each of the other addressees has received the Final Expert Opinion.

               (e)  Final Expert Decision

                    If and to the extent the Expert learns of any value elucidative facts (wertaufhellende Tatsachen) pursuant to
                    Section 252 Para. 1 No. 4 HGB (the "Adjustment Facts") on or before March 31, 2005, he is entitled, at its sole discretion, to adjust its Final Expert Opinion. Such adjustment requires a written expert decision including a report on his audit (the "Final Expert Decision"), which determines

                    (I)  the EBITDA Q3/2004,

                    (II) if applicable, the Reduced EBITDA Q3/2004,

                    (III) the Final Earn-Out Claim,

                    (IV) if applicable, the Final Reduced Earn-Out Claim,

                    (V)  if applicable, the Final Remaining Earn-Out Claim,

                    (VI) the Earn-Out Shortfall (as defined in 5.7.2(ii)(h)),

                    (VII) the Earn-Out Excess (as defined 5.7.2(ii)(i)),

                    (VIII) the Adjustment Facts.

               (f) Section 5.7.2(ii)(c) shall apply mutatis mutandis to any influence the Adjustment Facts have on the determination of EBITDA Q3/2004 or, if applicable, the Reduced EBITDA Q3/2004.

               (g) The Expert is obliged to furnish Buyer, the Sellers, the Notary and the Trustee, with such Final Expert Decision no later than on or before April 30, 2005. The Expert will inform each of the addressees of the Final Expert Decision in writing when each of the other addressees has received the Final Expert Decision.

               (h) The Earn-Out Shortfall is the amount, if any, by which the Preliminary Earn-Out Claims fall short of the Final Earn-Out Claims and which amount is owed by the Buyer to the Sellers ("Earn-Out Shortfall").

               (i) The Earn-Out Excess is the amount, if any, by which the Preliminary Earn-Out Claims exceed the Final Earn-Out Claims and which amount shall be released from the Notary Account I by the Notary to the Buyer and, to the extent such amount exceeds the funds in No-

                                                                             SPA

                    tary Account I, is owed by the Sellers to the Buyer ("Earn-Out Excess").

               (j) Subject to Section 5.7.2(ii)(k), the Final Earn-Out Claims are deemed to be determined by the Final Expert Decision. The Final Earn-Out Claims are deemed to be determined at such time Buyer and the Sellers have received the Final Expert Decision.

               (k) In case the Expert does not furnish a Final Expert Decision on or before April 30, 2005, to Buyer and the Sellers, the Final Expert Opinion shall determine the Final Earn-Out Claims and in such case the Final Earn-Out Claims are deemed to be determined on May 1, 2005.

5.8  Payment of Earn-Out Claims

     5.8.1 Earn-Out Claims Due Date

          All claims under this Section 5 fall due on January 14, 2005 (the "Earn-Out Claims Due Date"). For the avoidance of doubt, the Earn-Out Claims Due Date determines the date as from which claims under this Section will bear interest in accordance with Section 5.8.2 and not the date on which such claims are necessarily payable.

     5.8.2 Interest

          Any funds which have to be paid pursuant to the Earn-Out Claims by Buyer to the Sellers or to the Notary shall bear annual interest in the amount of 5 (five) percentage points above the German base rate according to Section 247 BGB, as amended from time to time, as of the Earn-Out Claims Due Date (the "Buyer Earn-Out Interest"). Any funds, which have to be paid by the Sellers to Buyer pursuant to the Earn-Out Claims, shall bear annual interest in the amount of 5 (five) percentage points above the German base rate according to Section 247 BGB as amended from time to time, as of the Earn-Out Claims Due Date (the "Sellers' Earn-Out Interest"). Any funds the Notary receives shall bear such annual interest that the Notary collects on the funds received, until such time the funds are released (the "Escrow Interest").

          Any Buyer Earn-Out Interest and any Sellers' Earn-Out Interest shall be payable at the point in time the respective principal claim (Hauptforderung) is payable.

     5.8.3 Payment of Preliminary Earn-Out Claims

          Buyer shall pay at the later of (i) January 14, 2005, or (ii) 10 (ten) Banking Days after the Preliminary Earn-Out Claims are determined in accordance with Section 5.7.1

          (i)  to each Seller,

               (a) 35 % of the Preliminary Earn-Out Claim and Buyer Earn-Out Interest thereon,

                    or, as the case may be,

               (b) 35% of the Preliminary Reduced Earn-Out Claim and Buyer Earn-Out Interest thereon,

                                                                             SPA

          (ii) to the Notary into the Notary Account I (as defined in Section 5.9.2)

               (a) 30 % of the Preliminary Earn-Out Claim and Buyer Earn-Out Interest thereon,

                    or, as the case may be,

               (b) 30% of the Preliminary Reduced Earn-Out Claim and Buyer Earn-Out Interest thereon,

          (iii) to the Notary into the Notary Account II (as defined in Section 5.9.2)

                    100% of the Preliminary Remaining Earn-Out Claim if any, and Buyer Earn-Out Interest thereon.

     5.8.4 Payment of the Earn-Out Shortfall

          (i) Earn-Out Shortfall, if any, is payable (zahlbar) at the earlier of

               (a)  May 15, 2005, or alternatively

               (b) 10 (ten) Banking Days after such time the Final Earn-Out Claims are determined on the basis of the Final Expert Decision in accordance with Section 5.7.2.

          (ii) Buyer shall pay to the Sellers 100% of the Earn-Out Shortfall, if any, and Buyer Earn-Out Interest thereon.

     5.8.5 Payment of Earn-Out Excess not held in Notary Account I

          If the Earn-Out Excess exceeds the amount to be released to Buyer pursuant to Section 5.10.1(i)(a), the Seller who received the payments under Section 5.8.3(i) shall pay to Buyer the amount of such excess 10
          (ten) Banking Days after the Final Earn-Out Claims are determined in accordance with Section 5.7.2.

5.9  Method of Earn-Out Payment

     5.9.1 Payment to Sellers' Bank Accounts

          Any payments by the Buyer to the Sellers under this Section 5 shall be made free of costs and charges in immediately available irrevocable funds by wire transfer into the Sellers' Bank Account of the respective Seller unless the Buyer has received a written notification by any of the Sellers not later than five Banking Days prior to the day on which the respective payment is payable nominating a different account for the respective Seller.

     5.9.2 Notary Accounts

          To the extent applicable, all payments to the Notary pursuant to
          Section 5.8.3 will be made free of costs and charges in immediately available irrevocable funds by wire transfer to the two bank accounts specified in Schedule 5.9.2 (the "Notary Account I and II").

5.10 Release from the Notary Accounts

     5.10.1 Release from the Notary Account I

          (i) The Notary shall release within 10 (ten) Banking Days after the Final Earn-Out Claims are determined in accordance with Section 5.7.2

                                                                             SPA

               (a) to Buyer the Earn-Out Excess, if any, and Sellers' Earn-Out Interest thereon,

               (b) to the Sellers any amounts in the Notary Account I following prior release to Buyer in accordance with Section 5.10.1(i)(a), if any, and Escrow Interest thereon, if any, provided, that an amount of Euro 2,200,000.00 (two million two hundred thousand) for the Sellers increased by an amount of 10 (ten) % of the Final Earn-Out Claim or, if applicable, the Reduced Earn Out Claim, (the "Minimum Escrow Amount") remains in Notary Account I until such point in time specified in Section 5.10.1(ii). The Minimum Escrow Amount shall under no circumstances be higher than the amount of the payment of the Issuers under Section 5.3.2 (ii) of the Certificates to the respective Bearer and of the Buyer under
                    Section 5.8.3(ii) to the respective Seller and it can in particular under no circumstances lead to an obligation of each Seller to pay any amount into escrow as Minimum Escrow Amount.

          (ii) Release of Minimum Escrow Amount from Notary Account I

               (a) The Parties herewith jointly and irrevocably instruct the Notary, to immediately release the Minimum Escrow Amount to the Sellers, if

                    (I) a joint written instruction to this effect by the Sellers and the Buyer has been presented to the Notary,

                    or

                    (II) September 30, 2005 has lapsed and

                         the Notary has not received prior to September 30, 2005 a copy of the notification by the Buyer to the Sellers delivered in accordance with Section 15.18.4 as well as sufficient proof of such delivery,

                         or

                         the Buyer does not present to the Notary prior to September 30, 2005 a court stamp confirming filing of legal proceedings or any other confirmation by the court which renders proof that the Buyer has initiated legal proceedings which interrupt the limitation period for claims under Sections 14 or 16;

                    or

                    (III) October 31, 2005 has lapsed

                         and the Notary has received prior to September 30, 2005 a copy of the notification by the Buyer to the Sellers delivered in accordance with Section 15.18.4 as well as sufficient proof of such delivery,

                         and

                         the Buyer has not presented to the Notary on or before October 31, 2005 a court stamp confirming filing of legal proceed-

                                                                             SPA

                         ings or any other confirmation by the court which renders proof that the Buyer has initiated legal proceedings which interrupt the limitation period for claims under Sections 14 or 16.

               (b) In case the Buyer has presented to the Notary any of the notifications under Section 5.10.1(ii)(a)(II) or 5.10.1(ii)(a)(III) in time, the Notary is herewith jointly and irrevocably instructed to immediately release the Minimum Escrow Amount to the Sellers, if the Sellers

                    (I) deposit with the Notary an irrevocable and directly enforceable (selbstschuldnerische) guarantee
                         (Burgschaft) regarding the Buyer's claims under Section 14 through 16 by a respected German (savings) bank in the amount of the Minimum Escrow Amount and a duration of at least three years, and

                    (II) irrevocably instruct the Notary to hand out said
                         guarantee to the Buyer immediately after release of the Minimum Escrow Amount to the Sellers.

               (c) The Buyer is obliged to return the aforementioned guarantee to the Sellers or to the (savings) bank, in case no claims under Sections 14 through 16 exist vis-a-vis the Sellers.

          (iii) Each Seller shall receive one half of the amounts to be released to the Sellers from Notary Account I.

     5.10.2 Release from the Notary Account II

          (i) The Notary shall release (a) to each Seller from Notary Account II at such time the Base EBITDA and the Compound EBITDA are finally determined in accordance with Sections 5.11.2 or 5.11.3 half of the amount calculated in accordance with Section 5.10.2 (the "Release Earn-Out Amount") and Escrow Interest thereon, and
               (b) the remaining amount from Notary Account II, if any, to Buyer. Section 5.9.1 shall apply mutatis mutandis.

          (ii) The Release Earn-Out Amount shall be calculated as follows

               Release Earn-Out Amount = (Remaining Earn-Out Claim) multiplied by ([square root ([(Compound EBITDA minus Base EBITDA) divided by Base EBITDA] plus 1) minus 1] divided by 0.33)

               (a) Base EBITDA shall be the EBITDA of the Company in Euro for the period October 1, 2003 to September 30, 2004 calculated in accordance with Section 5.11 (the "Base EBITDA").

               (b) Compound EBITDA shall be the EBITDA of the Company in Euro for the period October 1, 2005 to September 30, 2006 calculated in accordance with Section 5.11 (the "Compound EBITDA").

          (iii) For the avoidance of doubt, the Release Earn-Out Amount defines the portion of the Remaining Earn-Out Claim to be released to the Sellers based on the ratio of (i) compound average growth rate ("CAGR") for a period of

                                                                             SPA

               two years between Base EBITDA and Compound EBITDA and (ii) a CAGR of 33%.

          (iv) Irrespective of the amount of the Release Earn-Out Amount, the Notary is not obliged to release to the Sellers more than the Remaining Earn-Out Claim increased by Escrow Interest thereon.

     5.10.3 Positive Escrow Balance

          The Notary must release in full or in part any amount from Notary Account I or Notary Account II, as long as such release does not cause a negative balance on Notary Account I or Notary Account II.

5.11 Procedure for Determining Base EBITDA and Compound EBITDA

     5.11.1 Sellers' Base EBITDA and Compound EBITDA Notification

          The Seller(s) will initially calculate

          (i) Base EBITDA based on the profit and loss statement for the Company covering the period October 1, 2003 to September 30, 2004 to be prepared by the Sellers (the "04 Accounts") and according to Sections 5.3, 5.4.1, 5.4.4, 5.4.5, 5.4.6 and 5.4.9 which shall apply mutatis mutandis.

          (ii) Compound EBITDA based on the profit and loss statement for the Company covering the period October 1, 2005 to September 30, 2006 (the "06 Accounts") and in accordance with Sections 5.3, 5.4.1, 5.4.4, 5.4.5, 5.4.6 and 5.4.9 which shall apply mutatis mutandis.

          The Sellers will provide the Buyer with the 04 Accounts and the 06 Accounts and notify the Buyer in writing of the result of their calculation, stating the amount of Base EBITDA on or before October 25, 2004 (the "Sellers' Base Notification") and the Compound EBITDA on or before October 25, 2006 (the "Sellers' Compound EBITDA Notification"). Buyer will have the opportunity to review the Accounts 04 and the Accounts 06.

     5.11.2 Agreement between Sellers and Buyer

          At such time Sellers and Buyer reach a final and binding agreement on the amount of Base EBITDA (the "Base EBITDA Agreement") and on the amount of Compound EBITDA (the "Compound EBITDA Agreement") the Base EBITDA and/or the Compound EBITDA shall be deemed finally determined. In order to be binding and final, such agreement must be in writing and must be signed by the Sellers and Buyer. Buyer and the Sellers have to notify the Notary and the Expert thereof without undue delay and furnish the Notary with a certified copy of the Base EBITDA Agreement and/or the Compound EBITDA Agreement respectively, with copies to the Trustee.

     5.11.3 Expert Decisions

          In case Buyer and Sellers reach no Base EBITDA Agreement or no Compound EBITDA Agreement

          (i)  on or before November 14, 2004 regarding the Base EBITDA or

          (ii) on or before November 14, 2006 regarding the Compound EBITDA

                                                                             SPA

               the Expert will carry out an audit to determine Base EBITDA and Compound EBITDA. The Expert Agreement will govern the terms and conditions of his involvement. The Expert must complete his review at the latest on or before January 31, 2005 regarding Base EBITDA and on or before January 31, 2007 regarding the Compound EBITDA. The Expert will furnish the Buyer, the Sellers and the Notary and the Trustee, with a final written expert decision regarding the final determination of Base EBITDA in no case later than April 30, 2005 (the "Base Expert Decision") and regarding the Compound EBITDA in no case later than April 30, 2007 (the "Compound Expert Decision"). If and to the extent the Expert learns of any value elucidative facts pursuant to Section 252 Para. 1 No. 4 HGB on or before March 31, 2005 relevant for the Base Expert Decision or before March 31, 2007 relevant for the Compound Expert Decision, he is entitled, at its sole discretion, to adjust its Base Expert Decision or Compound Expert Decision, respectively. Section 5.7.2(ii)(c) shall apply mutatis mutandis to the Base Expert Decision and the Compound Expert Decision and any adjustment thereof on the basis of elucidative facts pursuant to Section 252 Para. 1 No. 4 HGB.

               The Expert shall inform each of the addressees of the Base Expert Decision in writing when each of the other addressees has received the Base Expert Decision. The Expert will inform each of the addressees of the Compound Expert Decision in writing when each of the other addressees has received the Compound Expert Decision. The Base EBITDA is deemed to be finally determined at such time the Sellers and Buyer receive the Base Expert Decision. The Compound EBITDA is deemed to be finally determined at such time the Sellers and the Buyer receive the Compound Expert Decision.

5.12 Access to Information

     Section 6.9 shall apply mutatis mutandis for the purpose of determining the Earn-Out Claims.

5.13 Information / Copies

     For the avoidance of doubt, copies of any documentation in connection with this Section 5, including but not limited to notifications, decisions, opinions that are relevant for determining the Earn-Out Claims as well as any confirmations that are relevant for the payment and release process, have to be sent by the respective addressor to the Buyer, the Sellers, the Notary, the Expert and the Trustee.

6    Certificates

6.1 Each of the Sellers shall receive from the Buyer and Euronet, the latter acting on account of the Buyer, being jointly and severable one fully executed and legally effective Certificate (the "Certificate I" and "Certificate II", collectively the "Certificates") with identical terms and conditions according to the specimen contained in Schedule 6.1.

6.2 The Buyer and Euronet herewith transfer sole ownership in Certificate I to Seller I and the sole ownership in Certificate II to Seller II, in each case by way of issuing the Certificates constituting a bond (Begebung einer Schuldverschreibung) to the respective Seller, subject to fulfillment of the Conditions Precedent save for Section 18.1.2. Each Seller accepts such transfer herewith.

                                                                             SPA

6.3 At Signing, the Buyer and Euronet shall transfer the sole possession of Certificate I and the sole possession of Certificate II to the Notary. Such transfer by the Buyer and Euronet to the Notary shall be deemed transfer of sole possession of the respective Certificates to the Sellers, subject to the fulfillment of the Conditions Precedent save for Section 18.1.2.

6.4 The Notary is hereby jointly instructed by the Sellers, the Buyer and Euronet to release and transfer the sole possession of Certificate I to Seller I and the sole possession of Certificate II to Seller II by way of courier delivery, immediately after the Conditions Precedent save for
     Section 18.1.2 are met, unless Section 6.5 applies.

6.5 The Notary is hereby jointly instructed by the Sellers, the Buyer and Euronet to release and transfer the sole possession of Certificate I and the sole possession of Certificate II to the Buyer (also on behalf of Euronet) by way of courier delivery, but not before December 3, 2003 in the event this SPA has been dissolved pursuant to Section 7.1 or 7.2.

6.6 Euronet and the Buyer undertake vis-a-vis each Seller that they will exercise their Election Rights (as defined in the Certificates), in the same way under Certificate I and Certificate II, i.e. they will elect to settle the Certificate Claims (as defined in the Certificates), if any, by transferring the same number of Election Shares to each Seller under Certificate I and Certificate II.

6.7 The Sellers undertake vis-a-vis the Buyer and Euronet that Sellers' Certificate Claims Notifications under both Certificate I and Certificate II and the Sellers' Earn-Out Claims Notification shall be identical with respect to EBITDA Q3/2004 and, if applicable, Reduced EBITDA Q3/2004. Euronet Group undertakes vis-a-vis the Sellers and in favor of any Bearer as defined in the Certificates that the Buyers Objection Notice and the Issuers Objection Notice under the Certificates shall be identical with respect to EBITDA Q3/2004 and, if applicable, Reduced EBITDA Q3/2004.

6.8 Each Seller hereby assumes joint and several liability with any Subsequent Bearer of a Certificate issued to the respective Seller (defined in the Certificates) for payment to the Buyer of the Excess (defined in the Certificates), but only provided that the ownership in and possession of the respective Certificate has been transferred by a Seller to a Subsequent Bearer after the payments under Section 5.3.2 (i) of the respective Certificate have been made. Sellers will indemnify the Euronet Group and hold it harmless from and against any cost, losses and damages arising from any refusal of the Bearer to comply with the terms of the Certificate.

6.9 The Euronet Group is obliged vis-a-vis the Sellers and each Bearer (as defined in the Certificates) of the Certificates to procure that the Sellers their successors or their representatives will get full and timely access by the Company or any legal successor of the Company to the information required to establish the Certificate Claims under the Certificates. The aforementioned sentence applies mutatis mutandis to each Seller, as long as the respective Seller is a managing director of the Company. If either the Euronet Group or both Sellers fail to comply with the obligations set out in this Section 6.9, the Expert shall be entitled upon written request of either the Sellers or the Buyer to finally determine between the Sellers and the Buyer whether full access has been granted by the Sellers or the Buyer and shall in such case also be entitled to make assumptions based on equitable discretion on the account of the contravening party (Section 317 Para. 1 BGB) and to make a binding determination on the relevant Certificate Claims.

6.10 Seller I herewith irrevocably authorizes Seller II, and Seller II herewith irrevocably authorizes Seller I, to represent him in relation to all its rights and duties under this SPA, and in

                                                                             SPA

     particular to the rights under Section 5 and under the Certificates, in case Seller I or Seller II is deemed physically or mentally incapable of fulfilling his rights and obligations under this SPA, and in particular
     Section 5 and under the Certificates.

7    Dissolution of Agreement; Break-up Fee

7.1 The Parties enter into this SPA under the dissolving condition (auflosende Bedingung) that on or before November 24, 2003 the condition precedent set out in Section 18.1.1 has not been met. The Buyer is entitled to prevent the dissolution of this SPA according to this Section 7.1 by delivering a letter, duly signed by the person appearing ad 2 on behalf of the Buyer to the Notary, which states that this SPA shall enter into full force and effect ("Funding Notice"). The Funding Notice shall be received by the Notary at the latest by November 24, 2003 (inclusive) by 6 pm CET. The Notary shall immediately inform the Sellers of the receipt of the Funding Notice. The Parties agree that in this case the SPA shall not be dissolved and shall remain in full force and effect.

7.2 In the event (i) the Notary receives a Funding Notice within the time limit set out in Section 7.1 and (ii) the closing condition pursuant to Section
     18.1.1 is not fulfilled on or before November 27, 2003, then the Sellers shall jointly be entitled to dissolve this SPA by delivering a letter, duly signed by the person appearing ad 1 on behalf of the Sellers to the Notary ("Dissolution Notice"). This right may only be exercised jointly by the Sellers through the person appearing ad 1 and at the latest on or before December 2, 2003. The Dissolution Notice shall not result in a dissolution of the SPA, if it is received by the Notary on the day on which the Cash Component has been deposited on the Cash Component Notary Account or thereafter. For the timeliness of the Funding Notice and the Dissolution Notice, the day of receipt by the Notary shall be decisive and not the day of forwarding. In order to be effective, the Funding Notice and the Dissolution Notice under Section 7.1 and 7.2 may only be sent to the Notary. The Notary shall immediately inform the Buyer of the receipt of the Dissolution Notice.

7.3 In the event this SPA is dissolved pursuant to Sections 7.1 or 7.2 all undertakings and obligations of the Parties hereunder shall cease to exist, except for those set out in Sections 7, 21.2, 25, 27, and 29 and all instructions to the Notary and the Share Escrow Agent. However, in the event of a dissolution pursuant to Section 7.1 or 7.2, the Buyer shall pay on December 5, 2003 to each Seller a lump sum break-up fee in the amount of Euro 5,000.00 (Euro five thousand) in respect of the costs incurred by the Sellers in connection with the notarization of this SPA. The break-up fee is payable in Euro free of costs and charges in immediately available irrevocable funds by wire transfer into the Sellers' Bank Accounts. For the avoidance of doubt, in the event of a dissolution pursuant to Section 7.1 or 7.2, no party to the SPA shall be entitled to compensation for damages or losses.

8    Interim Accounts

     The Sellers have prepared the balance sheet, including an asset ledger (Anlagespiegel) in the form stipulated by Section 268 Para. 2 HGB, and the profit and loss statement for the Company covering the first ten months of the financial year 2003 of the Company ending on October 31, 2003 (the "Interim Accounts' Date", the "Interim Accounts") (an excerpt copy of the balance sheet and the profit and loss statement of which is attached as
     Schedule 8, and a full version of which was delivered to the Buyer at the Signing). The Interim Accounts will be audited by the Expert after Closing (the "Audited Interim Accounts"). The Expert shall furnish the Sellers and the Buyer with a written audit report as soon as

                                                                             SPA

     practical after Closing. Each Party shall confirm receipt of the written audit report immediately afterwards vis-a-vis the other Party and the Auditor.

Part II. Directors, Earn Out Protection, Release from Security

9    Status of the Sellers as Managing Directors

9.1 In case there is no Reduced EBITDA Q3/2004, the Sellers shall remain managing directors of the Company at least for the period up to December 31, 2005 ("Protection Period I"); if there is a Reduced EBITDA Q3/2004 such period will be extended until March 31, 2007 ("Protection Period II"). Protection Period I and Protection Period II, whichever applies, shall hereinafter be referred as "Protection Period". During the Protection Period, the Sellers will not resign from office. The rights to resign from office or to recall the Sellers from their offices for cause (aus wichtigem Grund) remain unaffected. The Parties will undertake all necessary steps to implement the limitation of the right to recall the Sellers as managing directors in the articles of association of the Company.

9.2 During the Protection Period I the Buyer will appoint not more than one additional managing director of the Company without the prior written consent of the Sellers.

9.3 As of the Signing the existing service contracts between Sellers and the Company shall be cancelled and be replaced by new service contracts (the "Service Contracts") in the form attached in Schedule 9.3. There are no outstanding claims under the existing service contracts up to the Interim Accounts' Date and thereafter only regular monthly salary, expenses, insurance premiums, etc. and no claims for bonuses according to Section 5
     b) and c) of the existing service contracts. The existing service contracts have not been amended since the Interim Accounts' Date.

9.4 Each Seller shall have for a period of three years (the "Observation after Closing Period") the right to attend at its sole discretion all meetings of the Euronet's Board of Directors (but not committees, sub-committees or special committees of the Euronet's Board of Directors to the extent that this is legally not permitted) in a non-voting observer capacity. This right is not deemed to be exercised by the Sellers unless the respective Seller notifies Euronet in writing about his intention to exercise such right. During the Observation after Closing Period, Euronet shall give the Seller who has exercised his right (the "Observer") copies of all notices, minutes, consents, and other materials that it provides to its directors; provided that:

     9.4.1 The Observer shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided, and shall take proper steps to maintain the confidentiality of any price sensitive information affecting Euronet's securities; and

     9.4.2 Euronet reserves the right to withhold any information and to exclude the Observer from any meeting or any part of any meeting if:

          (i) access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Euronet and its counsel; or

          (ii) the Observer becomes associated or affiliated with a competitor of Euronet.

9.5 If it becomes possible, under the NASDAQ National Market rules, to appoint an additional management shareholder to its Board, the Sellers are entitled to request Euronet to nomi-

                                                                             SPA

     nate for appointment one of the Sellers proposed by the Sellers in writing, and Euronet shall recommend the respective Seller's election in writing to its shareholders at the next annual meeting of its shareholders.

9.6 Euronet Group procures, that the corporate seat and business address of the Company will not be moved from its current location without the written consent of the Sellers.

10   Earn-Out Protection

10.1 Euronet Group acknowledges that the Sellers have an interest in realizing the highest possible level of EBITDA in the third quarter of 2004. During the Protection Period, provided no Negative Deviation, as defined below, shall have occurred, the Sellers, in their capacity as managing directors of the Company, shall be permitted to manage the business of the Company so as to maximize such EBITDA, subject to the following principles:

     10.1.1 The Sellers shall manage the business of the Company consistent with past practice and in accordance with the Business Plan.

     10.1.2 Euronet Group shall not cause the Company to deviate from the Business Plan.

     10.1.3 Buyer shall not take any action that could reasonably be expected to have an adverse impact on the financial performance of the Company as reflected in the Business Plan.

     10.1.4 For purposes of this SPA, the term "Negative Deviation" shall mean a negative deviation of the realized aggregate EBITDA of the Company for the period from January 1, through April 30, 2004 ("Deviation Period I") determined on May 15, 2004 ("Deviation Date I") or for the period from May 1, through August 31, 2004, ("Deviation Period II") determined on September 15, 2004 ("Deviation Date II") compared with the planned aggregate EBITDA set out in the Business Plan for the financial year 2004 resolved by the shareholders (the "Business Plan EBITDA") for the respective Deviation Period on the respective Deviation Date of more than 25 (twenty-five) percent. To the extent any negative impact on the EBITDA of the Company is caused by a business measure to which at least one member of the Euronet Group consented, such negative impact shall be eliminated for the purpose of determining a Negative Deviation.

     10.1.5 Sellers acknowledge that, (i) as a subsidiary of Euronet (which is a public company), certain administrative, financial, reporting and management functions will be required from the Company, including without limitation, (A) the maintenance of internal controls and procedures regarding financial transactions and the disclosure of material information that is required to be included in the Euronet's United States Securities Exchange Commission (the "SEC") filings, and
          (B) the review of the Company's accounts on a quarterly basis and audit of the Company's accounts on an annual basis by the Company's auditors; and (ii) the Company will be bound by the financing and other agreements imposing those obligations on the entire group of companies led by Euronet that are listed in Schedule 10.1.5. Euronet shall be entitled to ensure compliance of the Company with such functions and agreements. However, any negative impact on the EBITDA of the Company or the EBITDA Q3/2004, the Base EBITDA or the Compound EBITDA by any measures under this Section 10.1.5 shall be eliminated for the purpose of calculating a Negative Deviation, EBITDA Q3/2004, the Base EBITDA or the Compound EBITDA. Euronet may only request administrative, financial, reporting and management functions from

                                                                             SPA

          the Company (i) to the extent those functions apply to Euronet or other subsidiaries of Euronet listed in Schedule 10.1.5 and (ii) to the extent those functions comply with the Articles (as defined in Section 10.2).

     10.1.6 The articles of association of the Company to be amended by the shareholders' resolution in accordance with Schedule 10.1.6 shall contain a clause to the effect that Buyer's and/or its successors' share(s) in the Company can be redeemed (Einziehung) by unanimous resolution of all shareholders other than the Buyer and its successor, against payment of a compensation if a proceeding is brought voluntarily or involuntarily against the Buyer, its legal successor or Euronet, and not dismissed within 3 (three) months, under Chapter VII or Chapter XI of the U.S. Bankruptcy Code or a comparable German or other legislation. The compensation payable shall be 80 (eighty) percent of the fair market value of the share(s) to be redeemed. The compensation for the share(s) to be redeemed shall be limited based on the nominal value of the share(s) to be redeemed in relation to the total nominal share capital of the Company in such way that the total compensation can in no event be more than Euro 14,000,000.00 (Euro fourteen million) for 100 (hundred) percent of the shares in the Company. Such compensation will be payable in 4 (four) installments. The first installment shall be due 6 (six) months after redemption of the shares in the Company. The following installments shall be due 6
          (six) months respectively after the previous installment has become due and payable for payment.

10.2 The articles of association of the Company (the "Articles") will be amended as shown in Schedule 10.1.6, and shall remain unchanged until that point in time the Preliminary Earn-Out Claims have been paid to the Sellers and, if any, to the Notary and the Preliminary Certificate Claims have been paid to the Bearer, and, if any to the Notary (the "Core Protection Period"). As of Closing, regardless of the entry of the amendments to the Articles into the commercial register, and thereafter, the Articles including any related documents to the Articles (e.g. rules of procedure for the advisory board) shall be mutually binding to the Sellers and the Buyer. The Sellers and the Buyer mutually undertake to use their best efforts to register the changes by the Articles with the commercial register as soon as practicable after Closing and will agree on such amendments which are necessary to register the Articles, if and to the extent an entry is refused by the commercial register. With respect to void provisions of the Articles, Section 28 shall apply mutatis mutandis. The Parties shall without undue delay after Closing exercise their right to appoint one advisory board member.

10.3 Sellers, the Buyer and Trumpet GmbH, Munich (the "Trustee") shall enter into the trustee agreement attached hereto as Schedule 10.3 (the "Trust Agreement").

10.4 The Parties will as soon as practical after Closing negotiate in good faith a policy for coordination of the business operations of the Company and Euronet Group its affiliated companies in the meaning of Section 15 AktG in Poland.

11   Release from Security and Third Party Obligations in Relation to the
     Company

11.1 The Euronet Group will reasonably endeavor to procure, with effect from the Closing or as soon as practical thereafter, the release (freistellen) of the Sellers or third parties from any securities, indemnities and guarantees listed in Schedule 11.1 given or binding upon any Seller or third parties in respect of any liability of the Company (i) included in the Interim

                                                                             SPA

     Accounts or (ii) incurred in the ordinary course of business following the Interims' Accounts Date or (iii) incurred after Closing with the consent of Euronet Group.

11.2 Pending such release the Euronet Group shall be obliged to fulfill the Sellers' and/or such third party's respective obligations vis-a-vis the secured party or to reimburse the Sellers' and/or the third party's expenses and/or damages occurred in case that the security has been realized. To the extent the obligations of the Euronet Group under this
     Section 11.2 relate to the relationship between the Sellers or the third parties vis-a-vis the secured party (Aussenverhaltnis), such obligations shall cease to exist on September 30, 2004. This time limitation does not apply to the relationship between the Euronet Group and the Seller and the Euronet Group will continue to be obliged vis-a-vis the Sellers (Innenverhaltnis) under this Section 11.2.

11.3 Euronet Group and Seller will use all reasonable efforts to avoid any termination of the Founder Loan Agreements by Sparkasse Starnberg. Euronet Group undertakes vis-a-vis each Seller to release (freistellen) each Seller from all payment obligations vis-a-vis Sparkasse Starnberg under the Founder Loan Agreements. Until such time that all payment obligations of the Sellers vis-a-vis Sparkasse Starnberg under each Founder Loan Agreement are settled in full, the Sellers will continue to be entitled to seek satisfaction from the respective Shareholder Loan. Each Seller may terminate a Shareholder Loan within the notice period provided for in the Financing Agreement under the condition that Sparkasse Starnberg terminates the respective Founder Loan Agreement vis-a-vis the respective Seller.

Part III. Warranties of Buyer

12   Euronet Group's Warranties and Liability

12.1 Each member of the Euronet Group represents and warrants to each Seller by way of a severable warranty undertaking (selbstandiges Garantieversprechen) and subject to the stipulations of Section 13 below that the statements in Sections 12.2 through 12.13 are true and correct as of Signing (except where explicitly referred to a different point in time below).

12.2 The information in Sections (D), (E) (F) and (G) of the Preamble is correct. Further, all the outstanding Euronet Shares have been duly and validly authorized and issued and are fully paid and non-assessable. All the Election Shares (as defined in the Certificates) payable under the Certificates, if any, will be, at the Transfer Date (as defined in the Certificate), duly and validly authorized and issued, fully paid and non-assessable and free of pre-emptive or similar rights. From the Transfer Date the Election Shares will be duly registered for trading on NASDAQ National Market and the Sellers or any Subsequent Bearer (as defined in the Certificates) will be free to transfer, assign, pledge and encumber all of the Election Shares.

12.3 During the Protection Period the information concerning the structure of the Euronet Group and the object of the business of the Euronet Group set out in Sections (F) and (G) of the Preamble shall remain unchanged.

12.4 The Euronet Group has all requisite corporate power, authority and capacity to execute and deliver this SPA and in addition, the Certificates, the Articles, the Trust Agreement, the Expert Agreement, the Share Escrow Agreement (collectively, the "Related Agreements"),

                                                                             SPA

     to perform its obligations hereunder and there under, and to consummate the transactions contemplated by this SPA and the Related Agreements.

12.5 The execution, delivery and performance of this SPA and the related Agreements by the Euronet Group and the transactions contemplated thereby have been duly authorized and approved by the Euronet Group. This SPA and the Related Agreements and the transactions contemplated thereby have been duly and validly executed and delivered by the Euronet Group and constitutes, and upon the execution and delivery of the Related Agreements, the Related Agreements will constitute, legal, valid and binding obligations of Euronet Group, enforceable against Euronet Group in accordance with their terms, assuming valid authorization, execution and delivery of this SPA and the Related Agreements by the other parties thereto, except as enforceability may be limited by bankruptcy and similar laws and general principles of equity.

12.6 The execution, delivery and performance by the Euronet Group of this SPA and the Related Agreements and the consummation of the transactions contemplated by this SPA and the Related Agreements does and will not (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Euronet Group's certificate of incorporation or bylaws of the Euronet Group; (ii) conflict with or result in a violation or breach of any term or provision of any law, regulation, order or governmental regulation applicable to the Euronet Group or any of its respective assets or properties, except for such conflict or breach which could not be expected to have a material adverse effect on the Euronet Group; or (iii) conflict with or result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, require any member of the Euronet Group to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or result in the creation or imposition of any lien upon any member of the Euronet Group or any of its assets or properties under any contract, license or other agreement to which a member of the Euronet Group is a party or by which any of Euronet Group's members' assets or properties is bound, except for such conflict, violation, breach or default which could not be reasonably expected to have a material adverse effect on the Euronet Group.

12.7 No consent, approval or action of, filing with or notice to any governmental or regulatory authority on the part of any member of the Euronet Group is required in connection with the execution, delivery and performance of this SPA or any of the Related Agreements, except for such consent, approval, action, filing or notice which could not reasonably be expected to have a material adverse effect on Buyer or Euronet Group.

12.8 The Euronet Group does not have any reason for believing that it will not be able to fulfill any of its obligations under this SPA or the Related Agreements.

12.9 As of Signing and as of the Transfer Date (as defined in Certificates), since January 1, 2002 (i) Euronet has made all filings required to be made by the Securities Act and the Exchange Act, (ii) all filings by Euronet with the SEC, at the time filed (in case of documents filed pursuant to the Exchange Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, (iii) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated in such filing in order to make the state-

                                                                             SPA

     ments contained in such filing, in light of the circumstances under which they were made, not misleading, and (iv) all financial statements contained or incorporated by reference in such filings complied as to form when filed in all material respects with the rules and regulations of the SEC, were prepared in accordance with U.S. Generally Accepted Accounting Principles except (a) as may be indicated in the notes in such filing or (b) in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC, and fairly presented the financial condition and results of operations of Euronet Group at and as of the respective dates and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal yearend audit adjustments and any other adjustments described in such financial statements). Euronet will continue to comply with its obligation under this Section 12.9 until the Certificates fall due and until they are, if applicable, fully settled by the Euronet Group.

12.10 The Euronet Group is in compliance in all material respects with all applicable laws, except where failure to comply would not have a material adverse effect on the financial condition of Euronet Group, and no notice, citation, summons or order has been received, and, to the knowledge of Euronet Group, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened with respect to any alleged violation by Euronet Group of any law.

12.11 The Euronet Group is not a party to any suit, action, arbitration or legal, administrative, governmental or other proceeding or investigation pending or, to its knowledge threatened, which reasonably could adversely affect or restrict its ability to consummate the transactions contemplated by this SPA, or to perform its obligations under this SPA or the Related Agreements, or which could reasonably be expected to have a material adverse effect on Euronet Group.

12.12 There is no judgment, order, writ, injunction or decree of any court, arbitration tribunal or other governmental or regulatory authority, domestic or foreign, to which Euronet Group is subject which might adversely affect or restrict its ability to consummate the transactions contemplated by this SPA and the Related Agreements, or to perform its obligations under this SPA or the Related Agreements, or which could reasonably be expected to have a material adverse effect on Euronet Group or Euronet.

12.13 No warranty, or any information with respect to any member of the Euronet Group contained in this SPA or the Related Agreement, and no Schedule, document or Certificate delivered pursuant to the terms of this SPA, taken as a whole, contains an untrue statement of a material fact, or omits to state a material fact required to be stated or necessary to make the statements made, in the context in which made, not misleading.

13   Remedies in Case of Buyer's Warranty Breach

13.1 If any of Euronet Groups warranties and representations - explicitly or implied - in this SPA especially under Section 12 hereof are incorrect or, to the extent completeness is guaranteed, incomplete, each Seller may demand that Euronet Group remedies the breach of the representation or warranty within a reasonable time limit that must not exceed 40 (forty) Banking Days after receipt of the notice referred to in Section 13.5 by putting the respective Seller in the situation it would be in had such warranty/ies or representation(s) been correct or, to the extent completeness is guaranteed, complete.

13.2 If Euronet Group fails to create such situation within such time limit or if such situation cannot be created (Unmoglichkeit), each Seller may claim payment of damage compensation

                                                                             SPA

     in cash from Euronet Group, subject to the limitations set out in this SPA. If damage compensation is claimed, Euronet Group shall put the respective Seller in such position, as it would be in had the respective statement of the guarantee in question been correct or, to the extent completeness is guaranteed, complete.

13.3 Each Seller shall procure pursuant to Section 254 BGB that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Sellers' Losses which in the absence of mitigation might give rise to a liability in respect of any warranty claim under this SPA or any Related Agreements.

13.4 If the matter or circumstance that may give rise to a warranty claim against the Euronet Group under this SPA or any Related Agreements is a result of or in connection with a claim by or liability to a third party the following applies:

     13.4.1 Each Seller shall take such action as Euronet Group may reasonably request to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim by third party;

     13.4.2 Each Seller may admit, compromise, dispose of or settle such claim by a third party, provided that the respective Seller has notified Euronet Group of its intention to deal with such claim and has given Euronet Group a period of 15 (fifteen) Banking Days to respond;

     13.4.3 If Euronet Group makes any request pursuant to Section 13.4.1, each Seller shall take all reasonable steps to procure that Euronet Group is provided on reasonable notice with all material correspondence and documentation relating to the claim by a third party as Euronet Group may reasonably request;

     13.4.4 Each Seller may request that Euronet Group advances such an amount, which is reasonable and usually incurred by taking any of the actions referred to in Section 13.4.1. The final allocation of costs to the Sellers and/or Euronet Group shall be subject to settlement among Sellers and Euronet Group or subject to decision by court on the basis of whether the costs and expenses constitute Sellers' Losses pursuant to Section 13.5 resulting from a breach of warranty or representation.

     13.4.5 For the avoidance of doubt, nothing in this Section 13.4 shall prevent the Sellers from exercising their rights under this Section 13 against Euronet Group, if the claim of the Sellers is a result of or in connection with a claim by or liability to a third party. In particular, the Sellers are not obliged to take an action requested by Buyer pursuant to Section 13.4.1 before exercising their rights against Euronet Group. However, any compensation or indemnification of Sellers' Losses owed by Euronet Group for breaches of warranties under this SPA or any Related Agreements shall not become due and payable (fallig und zahlbar) until the liability towards a third party in respect of which the warranty claim is made has become due and payable.

13.5 The Euronet Group shall not be liable under this SPA or any Related Agreements in respect of any claim unless a notice of the claim is given by a Seller to Euronet Group including a summary of the factual basis of the claim and, if practicable, an estimate of the amount of losses, liabilities, costs, including without limitation legal costs and experts' and consultants' fees, charges, expenses, actions, proceedings, claims and demands (the "Sellers' Losses") which are, or are to be, the subject of the claim (including any Sellers' Losses which are contingent on the occurrence of any future event). Such estimate shall

                                                                             SPA

     not be binding for the Sellers or prejudice the Sellers' Losses with regard to the amount of Sellers' Losses that may be claimed.

13.6 The Euronet Group shall not be liable under this SPA or any Related Agreements in respect of any claim unless the aggregate amount of all claims for which Euronet Group would otherwise be liable under this SPA or any Related Agreements exceeds Euro 200,000.00 (Euro two hundred thousand). Where the amount agreed or determined in respect of all claims referred to in this Section 13.6 exceeds Euro 200,000.00 (Euro two hundred thousand), Euronet Group shall be liable for the entire amount of the claim and not just the excess over Euro 200,000.00 (Euro two hundred thousand).

13.7 The Euronet Group shall not be liable under this SPA or any Related Agreements in respect of any Sellers' Losses which could reasonably not be foreseen.

13.8 The Euronet Group shall not be liable under this SPA or any Related Agreements in respect of any matter, act, omission or circumstance (or any combination thereof), including the aggravation of a matter or circumstance and any Sellers' Losses arising there from, to the extent that the same would not have occurred but for (i) any matter or thing done or omitted to be done pursuant to and in compliance with this SPA or any Related Agreements or otherwise at the request in writing or with the approval in writing of the Sellers, (ii) any act, omission or transaction of the Sellers, agents or successors in title, after Signing, (iii) the passing of, or any change in, after Signing of any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of taxation or any imposition of taxation or any withdrawal of relief from taxation not actually (or prospectively) in effect at Signing, or (iv) any change after Signing of any generally accepted interpretation or application of any legislation.

13.9 The Euronet Group shall not be liable under this SPA or any Related Agreements in respect of any claim to the extent that the Sellers' Losses in respect of which such claim is made are covered by a policy of insurance, by which Euronet Group is a party or would have been covered if such policy of insurance had been maintained by Euronet Group beyond Signing.

13.10 The Euronet Group shall not be liable under this SPA or any Related Agreements to the extent of any Sellers' Losses suffered by the Sellers to the extent of any corresponding savings by or net quantifiable financial benefit to the Sellers' Losses or the facts giving rise to such Sellers' Losses (for example, without limitation, where the amount (if any) by which any taxation for which the Sellers would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such liability).

13.11 If the Euronet Group has paid to the Sellers an amount in discharge of any warranty claim under this SPA or any Related Agreements in respect of which the Seller is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Sellers (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, Euronet Group shall be subrogated to all rights that the respective Seller has or would otherwise have in respect of the claim against the third party or, if subrogation is not possible, the Sellers shall procure that all steps are taken as the Euronet Group may reasonably require to enforce such recovery and shall pay to the Euronet Group as soon as practicable after receipt an amount equal to the lower of (i) any sum recovered from the third party, less any costs and expenses in-

                                                                             SPA

     curred in obtaining such recovery, unless these have already been paid in accordance with the following sentence, or (ii) the amount previously paid by the Euronet Group to the Sellers. Each Seller may require the Euronet Group to make an advance payment of such an amount that is reasonable and usually incurred to enforce such recovery.

13.12 The Sellers shall not be entitled to recover from the Euronet Group under this SPA or any Related Agreements more than once in respect of the same Sellers' Losses suffered and, without prejudice to the generality of the foregoing, the Euronet Group shall not be liable in respect of any warranty breach of the SPA or any Related Agreements if and to the extent that the Sellers' Losses resulting from or connected with such breach of warranty or indemnity are or have been included in a claim under any other warranty or indemnity under this SPA or any Related Agreements which already has been satisfied.

13.13 The Euronet Group shall not be liable in respect of any warranty claim under Section 13 of this SPA

     13.13.1 to the extent that the risk giving rise to the relevant claim were known by the Sellers or by any of its respective employees or agents or financial, accounting or legal advisers involved in negotiating the acquisition of the Company;

     13.13.2 in relation to any risk which has been accurately disclosed by the Euronet Group prior to Signing;

     13.13.3 in relation to any risks which are contained or referred to in this SPA, and the Related Agreements.

13.14 The Sellers herewith acknowledge and confirm that they are not aware of any breaches of representations and warranties by the Euronet Group.

13.15 Instead of the statutory limitation periods, all of Sellers' claims under
     Section 11 of this SPA and any claims in connection herewith vis-a-vis Euronet Group shall be subject to the following limitation periods:

     13.15.1 The limitation period for the warranties and representations given in Sections 12.2 and 12.4 shall be ten years commencing at Closing.

     13.15.2 The limitation period for all other claims under Section 12 shall be September 30, 2005.

     13.15.3 The limitation period pursuant to Section 13.15.2 will be interrupted by a written notification of a specific warranty claim in accordance with Section 13.5 by the Sellers to Euronet Group. Such interruption of the limitation period terminates, if the Sellers do not file a law suit with respect to such warranty claims within 1
          (one) month after the respective limitation period for such warranty claim would have terminated pursuant to Section 13.15.2.

     Section 203 BGB shall not apply.

13.16 Given that no precedent court rulings exist as to the application and interpretation of Section 444 BGB, the Parties mutually acknowledge that
     Section 444 BGB shall not apply to the liability of Euronet Group under
     Section 12 of this SPA and that the warranties and representations of Euronet Group therein constitute severable warranty undertakings (selbstandige Garantieversprechen) and are not construed to be guarantees for the condition of goods within the meaning of Section 444 BGB.

                                                                             SPA

13.17 Any other remedy for breaches of Sellers' obligations of warranties and hereto related obligations than those set out in this Section 13, including but not limited to statutory warranties, remedying the defect (Nachbesserung), damage claims (Schadensersatz), purchase price reduction (Minderung), the right to rescind (Rucktritt), the right to terminate (Kundigung) or any claims under Section 311 BGB or the right to challenge the contract (Anfechtung) (other than the right to challenge the contract pursuant to Section 123 BGB), are herewith excluded. None of the limitations contained in this Section 13 shall apply for the benefit of Euronet Group in case of fraudulent behavior by Euronet Group or intentionally caused damage (vorsatzlich herbeigefuhrter Schaden) by the member of Euronet Group.

Part IV. Sellers' Warranties and Liability

14   Sellers' Warranties

14.1 Each Seller represents and warrants to Buyer by way of a severable warranty undertaking (selbstandiges Garantieversprechen) and subject to the stipulations of Section 15 below that the statements in Sections 14.2 through 14.15 below are true and correct, or where completeness is guaranteed, complete, at the time of this notarial recording (except where explicitly referred to a different point in time).

     Where the following warranties and representations are made subject to Sellers' knowledge or best knowledge or to circumstances that Sellers are aware of, all those facts and circumstances shall be deemed Sellers' knowledge or best knowledge and Sellers shall be deemed aware of all those facts and circumstance, of which either one or both Sellers have notice (actual notice) or would have notice but for a grossly negligent failure to exercise due skill and care (constructive notice).

14.2 Legal Structure of the Company

     14.2.1 The Company is a limited liability company (Gesellschaft mit beschrankter Haftung) duly incorporated pursuant to the laws of the Federal Republic of Germany and validly existing under its articles of association and memorandum of incorporation.

     14.2.2 The share capital (Stammkapital) of the Company amounts to Euro 50,000.00 (Euro fifty thousand) and is divided into two Shares with a nominal amount of Euro 25,000.00 (Euro twenty five thousand) each.

     14.2.3 Other capital measures than the capital increase to Euro 50,000.00 (Euro fifty thousand) for the purpose for converting the Company's share capital from DM to Euro, resolved in the shareholders' resolution dated December 5, 2001 have not been taken.

     14.2.4 Neither have shareholders' resolutions been passed to modify the articles of association that remain to be registered with the commercial register, except for shareholders' resolutions agreed between the Parties in this SPA and the Related Agreements, nor do ancillary agreements exist in relation to the structure and organization of the Company, except for those ancillary agreements agreed between the Parties in this SPA or any related agreements.

     14.2.5 The information in Section (B) of the Preamble relating to the Company and the Shares is correct. Since formation of the Company, the Shares in the Company are being held by the Sellers, as described in Section (B) of the Preamble of this SPA.

                                                                             SPA

     14.2.6 Other than the Shares no shares exist in the Company. The Shares are free of all encumbrances and other rights created in favor of any third party. Sellers are entitled to freely dispose of the Shares without requiring any third party's consent other than (i) the Company's consent as provided for under Section 8 of the articles of association of the Company and (ii) the consent by the Sellers' spouses according to Section 1365 BGB, and no such disposal would infringe any third party right or give rise to any right of first refusal (Vorkaufsrecht) or pre-emptive right (Bezugsrecht) other than the right of first refusal set out in Section 8 of the articles of association of the Company.

     14.2.7 There are no outstanding options, warrants, calls, subscriptions, commitments or plans by the Company to issue any additional shares of its capital stock or to pay any dividends on any Shares or to purchase or redeem any Shares, nor are there outstanding any securities or obligations convertible into or exchangeable for any Shares.

     14.2.8 Since January 1, 2000 there have been no material shareholders' resolutions other than in connection with appointing managing directors, adopting (feststellen) annual accounts and contracts with the Company's shareholders, except for those set out in Schedule 14.2.8.

     14.2.9 The Shares are fully paid up. Hidden contributions in kind (verdeckte Sacheinlagen) have not occurred. Repayments of contributions to capital for shares have not occurred, whether openly or concealed.

     14.2.10 Except as set forth in Schedule 14.2.10, the Company holds no shareholdings or interests in other business undertakings and is under no obligation to acquire such shareholdings or interests. Schedule
          14.2.10 also contains a list of those cooperation and other agreements of the Company that reasonably may be interpreted to provide for the formation of a joint venture in the form of a civil law partnership (Gesellschaft burgerlichen Rechts).

     14.2.11 Except as set forth in Schedule 11.1, neither any of the Sellers nor any of the companies affiliated with any of the Sellers (verbundene Unternehmen) (Sellers' Affiliated Companies) within the meaning of Section 15 AktG nor any person closely associated with any of the Sellers (nahestehende Person) within the meaning of Section 138 Para. 1 German Insolvency Code (Insolvenzordnung) (the "Sellers' Closely Associated Persons") have granted security of any kind to third parties for liabilities of the Company.

     14.2.12 Except as set forth in Schedule 14.2.12, the Company has not granted security of any kind to third parties for liabilities of either Seller or any of the Seller's Affiliated Companies or Sellers' Closely Associated Persons of any Seller.

     14.2.13 Insolvency proceedings neither have been initiated against either of Sellers or against the Company nor are the Sellers aware or, if acting as prudent managing directors, should be aware of any circumstances that would under the going concern principle justify or require such proceedings being initiated in the near future.

14.3 Relations with Sellers, Sellers' Affiliated Companies and with Sellers' Closely Associated Persons

     14.3.1 Other than those set forth in Schedule 14.3.1 hereto, no contracts exceeding an attributable value of Euro 5,000.00 (Euro five thousand) per year exist between the

                                                                             SPA

          Company on the one hand and any Seller and/or any Sellers' Affiliated Companies and/or Sellers' Closely Associated Persons on the other hand. Other than those set forth in Schedule 14.3.1 hereto, no liabilities or obligations, in particular loan liabilities of the Company to any Seller and/or Sellers' Affiliated Companies and/or Sellers' Closely Associated Persons, or, vice versa, loan liabilities of any Seller, and/or Sellers' Affiliated Companies and/or Sellers' Closely Associated Persons vis-a-vis the Company, exist under such contracts.

     14.3.2 Section 2 of the Financing Agreement sets forth correctly the amounts of principal and accrued interest not paid when due (ausstehende Darlehenssummen und ruckstandige Zinsen) under each of the Founder Loan Agreements as of September 30, 2003.

     14.3.3 The Company is neither party to enterprise agreements
          (Unternehmensvertrage) within the meaning of Sections 291 et. seq. AktG nor to silent partnership agreements (stille
          Gesellschaftsvertrage).

14.4 Business Operations and Business Assets

     14.4.1 Except as set forth in Schedule 14.4.1 hereto, the Company as of the Interim Accounts' Date is the legal or beneficial owner of all assets (Anlagevermogen) shown in the asset ledger of the Interim Accounts according to Section 266 Para. 2 A) II) No. 1 to 3 HGB (the "Fixed Assets"). Except as set forth in Schedule 14.4.1, the Fixed Assets are free of encumbrances and of other rights (e.g. pledges, liens, charges) created in favor of any third party, other than statutory liens and retention of title arrangements made in the ordinary course of business. The Company's Fixed Assets shown in the Interim Accounts and necessary for the operation of the data centre in Martinsried are in good working and operating condition and repair, except for normal wear and tear, and are sufficient for operation of the data centre in Martinsried as presently conducted. Since the Interim Accounts' Date, none of the Company's material Fixed Assets have been (i) materially and adversely affected in any way as a result of any casualty, whether or not covered by insurance, or (ii) operated or maintained other than in a manner consistent with the Company's past practices.

     14.4.2 The Company is the legal or beneficial owner of all current assets (Umlaufvermogen) according to Section 266 Para. 2 B) I) No. 1 to 3 HGB (the "Current Assets"). Except as set forth in Schedule 14.4.2 the Current Assets are free of encumbrances and of other rights created in favor of any third party, other than statutory liens and retention of title arrangements made in the ordinary course of business. The inventory of the Company does not include any material items shown in the Interim Accounts with a book value of more than Euro 1 (Euro one) that are below standard quality or of the quality or a quantity not usable or saleable in the ordinary course of business, provided, however, that such material item shall not be deemed below standard quality, if the supplier remedies the lack of standard quality by delivering standard quality items without extra charge to the Company within three months after the date hereof. The inventory levels of the Company have been maintained in such amounts as in the reasonable opinion of the Sellers as managing directors of the Company are required to perform on the Company's delivery obligations due at Signing.

                                                                             SPA

     14.4.3 All of the accounts payable pursuant to Section 266 Para. 3 C 4) and
          5) HGB of the Company that arose after the Interim Account's Date have been incurred by the Company in the ordinary course of the conduct of its business.

     14.4.4 All of the receivables pursuant to Section 266 Para. 2 B) II) 1) No.1 HGB of the Company that arose after the Interim Account's Date result from bona fide transactions in the ordinary course of the conduct of the Company's business and to the Sellers' best knowledge are not subject to any material set-off or counterclaim.

14.5 Annual Accounts and Accounting

     14.5.1 The annual accounts (comprising balance sheet, profit and loss statement and notes) and if required by law, the directors' reports for the Company for the financial years 2000 (the "Annual Accounts 2000"), 2001 (the "Annual Accounts 2001") and 2002 (the "Annual Accounts 2002") (hereinafter collectively the "Annual Accounts") have been validly prepared and validly approved (wirksam aufgestellt und festgestellt) in accordance with HGB and the Limited Liability Company Act (Gesetz betreffend die Gesellschaften mit beschrankter Haftung - "GmbHG"), except as set forth in Schedule 14.5.1, where appropriate and applicable.

     14.5.2 The Annual Accounts have been prepared in compliance with German GAAP and with the rule of accounting and valuation consistency according to German GAAP (Bilanzkontinuitat), except where deviation there from is permitted by law and is disclosed in Schedule 14.5.2 with respect to deviations in the Annual Accounts 2002 to the Annual Accounts 2001, and provide a true and fair view of the assets, financial and profit situation of the Company.

     14.5.3 As at December 31, 2002, the Company did not have any liabilities pursuant to Section 266 Para. 3 C) HGB or contingent liabilities pursuant to Section 251 HGB other than those, which are disclosed or reserved against in the Annual Accounts 2002.

     14.5.4 The financial projections for the Company included in the Business Plan are a reflection of the Sellers' good faith estimate of the future financial performance of the Company.

     14.5.5 The Company's receivables pursuant to Section 266 Para. 2 B) II) 1) No.1 and No.2 HGB reported in the Interim Accounts and still outstanding will be collectible when due in their full amounts and without requiring special collection measures, minus any individual or general value adjustments contained in the Interim Accounts.

     14.5.6 The Interim Accounts shall be prepared in accordance with HGB and the GmbHG and shall be in compliance with the rule of accounting and valuation consistency according to GAAP. The warranties under 14.5.2 through 14.5.3 above apply mutatis mutandis to the Interim Accounts, provided that the Interim Accounts' Date shall be decisive instead of December 31, 2002.

14.6 Intellectual Property and Intangible Assets

     14.6.1 Except for the items listed in Schedule 14.6.2, Schedule 14.6.1 sets out a correct and complete list of all patents, utility models, trademarks, registered designs, copyrights and software rights as well as know-how (meaning confidential and proprietary industrial and commercial information) (together the "Intellectual Property

                                                                             SPA

          Rights") material for the business of the Company that are (i) owned by the Company or (ii) used in the Company's business operations based on valid license agreements, the duration or termination notice periods of which, where applicable, are specified in Schedule 14.6.1 or (iii) licensed by the Company to any third party, other than for terminal, card ware and vending machine software, stating the term or termination notice period of the respective license agreement, where appropriate and applicable.

     14.6.2 Except for the items listed in Schedule 14.6.1, Schedule 14.6.2 sets out a correct list of all the Intellectual Property Rights that are to the Sellers' best knowledge (i) owned by the Company or (ii) used in the Company's business operations or (iii) licensed by the Company to any third party, other than for terminal, card ware and vending machine software and licensing agreements entered into in the ordinary course of business.

     14.6.3 With respect to Intellectual Property Rights, which are necessary for the business operations of the Company, the Company has not expressly or impliedly entered into agreements for the transfer of ownership of such rights or for the granting of a license to use such rights, to the extent the scope of such license exceeds the purpose of the respective agreement.

     14.6.4 No third party has attacked vis-a-vis the Sellers or the Company the validity of the Intellectual Property Rights used by the Company. No third party claims are pending (rechtshangig) in any court or to the Sellers' knowledge threatened against the Company in relation to any such infringement. The Company's activities and Business Operations infringe no third party Intellectual Property Rights. To the best knowledge of the Sellers the same applies to the Company's Intellectual Property Rights.

14.7 Real Property and Leases

     14.7.1 The Company does not own real property and has not entered into contracts to acquire real property.

     14.7.2 Schedule 14.7.2 hereto contains a complete and correct list of all lease agreements concerning real property, including the date of each lease agreement and of any amendments thereto. To the best knowledge of Sellers, the lease agreements set forth in Schedule 14.7.2 hereto are valid, in full force and effect and binding until the end of their term. The Company enjoys undisturbed possession of all leased space under all of its real property leases, to the extent not subleased, as set forth in Section 14.7.2(i) below. The Company has paid all advances and granted all security it is required to grant under such leases when due. The Company is not in default of such leases and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by the Company under any of such leases. With respect to the real property leases set forth in
          Schedule 14.7.2 hereto:

          (i) Schedule 14.7.2(i) hereto contains a complete and correct list of all sublease agreements, including the date of each sublease agreement and of any amendments thereto. Other than under these subleases, no third party is in possession of any of the real property and there are no other contracts or agreements, granting to any third party the right of use or occupancy of any portion of the real property set forth in Schedule 14.7.2 hereto. To the

                                                                             SPA

               extent the Company's respective landlord has not granted its consent to these sublease agreements, the respective landlord will not invoke any contractual or statutory rights under the lease agreements based on the absence of consents for the sublease agreements.

          (ii) Except as set forth in Schedule 14.7.2, neither the Company nor any of its employees or agents has engaged in or permitted any operations or activities upon, or any use or occupancy of, the real property set forth in Schedule 14.7.2, or any portion thereof, or any real property now or previously owned or operated by the Company, resulting in storage, emission, release, discharge, dumping or disposal of hazardous material, on, under, in or about such real property. The installment of the auxiliary electric power device (Notstromaggregat) in the offices used by the Company does not breach the terms of any of the lease agreements to which the Company is a party.

     14.7.3 Except for the sublease agreements in Schedule 14.7.2(i), the Company is not a party to any lease agreement as landlord for real property, including business premises and living accommodation.

14.8 Labor Law Status of the Company

     14.8.1 Schedule 14.8.1 hereto contains a complete and correct list of all managing directors and employees, whether active or dormant (ruhendes Arbeitsverhaltnis), of the Company, in each case stating (i) the remaining term or the notice period for termination of the service or employment agreement as well as the applicable dismissal protection provisions under the Disabled Employees Act (Schwerbehindertengesetz) and Maternity Protection Act (Mutterschutzgesetz) and (ii) the total fixed annual remuneration as well as any variable compensation of whatever type, whether owed or discretionary, including based on mere company practice (betrieblicher Ubung). To the extent an employee has indicated to the Sellers his intention to terminate the employment agreement, this is also noted in Schedule 14.8.1 hereto.

     14.8.2 To the Sellers' best knowledge the employees of the Company are not entitled to any claims under the Employees Inventions Act (ArbeitnehmererfindungsGesetz). No employee orally or in writing has raised any claim under the Employees Inventions Act vis-a-vis the Company.

     14.8.3 The Company has not granted any employee rights to participate, or to acquire participations, in the Company through the acquisition of shares in the Company or of sub-participations in the Company or through any other commercially equivalent means
          (Mitarbeiterbeteiligung).

     14.8.4 There are no labor disputes other than those set forth in Schedule
          14.8.4 hereto.

     14.8.5 Schedule 14.8.5 hereto contains a complete list of all agreements with advisors and freelancers the terms of which were disclosed in the course of the Due Diligence (as defined in Section 14.15.3).

     14.8.6 The Company is not party to any agreements or framework agreements with agencies offering the services of temporary employees to the Company which are not directly employed by the Company
          (Leiharbeitnehmer).

                                                                             SPA

     14.8.7 Except as set forth in Schedule 14.8.7 hereto, the Company has not made any pension commitments or taken out policies for direct insurance, accident insurance, life insurance or insurance against inability to work (Berufsunfahigkeitsversicherung) for the benefit of any current or former managing director or employee.

     14.8.8 With respect to the employees listed in Schedule 14.8.1 the Company has fulfilled all obligations for the payment and transmittal of social security contributions (Sozialversicherungsbeitrage) when due. In all other cases, the Company has fulfilled its aforementioned obligations to the Sellers' best knowledge.

     14.8.9 At none of the business locations of the Company a works council (Betriebsrat) has been formed and there are no shop agreements (Betriebsvereinbarungen) in force.

     14.8.10 The Company is not bound by any collective bargaining agreements (Tarifvertrage).

14.9 Material Contracts of the Company

     14.9.1 Schedule 14.9.1 hereto contains a complete and correct list of all bank accounts of the Company and of their respective authorized signatories.

     14.9.2 Schedule 14.9.2 hereto contains a complete and correct list of all material powers of attorney, including all irrevocable powers of attorney, to represent the Company (Handlungsvollmacht/Prokura) granted by the Company and not shown in the commercial register.

     14.9.3 Schedule 14.9.3 hereto contains a complete and correct list of all insurance policies taken out by the Company and/or for the benefit of the Company or any of its business locations (other than the insurance policies for motor vehicles used in the business operations), in each case stating the insurance company and the type of insurance. Such insurance coverage is intact and in particular (without limitation) not endangered by any default regarding premium payments or to the Sellers' knowledge by any breach of any obligation to safeguard the obliged party's own best interest (Obliegenheitsverletzungen). Those insurance policies that will lapse upon acquisition of the Shares by Buyer are noted. In the last five years no application by the Company for an insurance agreement has been rejected by the insurer.

     14.9.4 The Company has taken adequate organizational means which the Sellers regard as sufficient to ensure that PIN numbers purchased by the Company for technical reasons cannot be lost or, in the event of a loss, cannot be recovered.

     14.9.5 The terminals of the Company regarding all POS payment transaction procedures (electronic cash, POZ, ELV, edc/Maestro, credit cards) technically comply with the technical requirements stipulated in the agreements between the Company and (i) merchants, (ii) POS network providers and (iii) credit card acquirers and with the technical standards set up by the ZKA (Zentraler Kreditausschuss) effective or applicable at Signing.

     14.9.6 Except as disclosed in the Due Diligence the Company (i) is not bound by and is not obliged to enter into any explicit nondisclosure agreement and (ii) is, to the Sellers' knowledge, not aware of any explicit agreement or arrangement of the Company that materially and explicitly restricts competition or the Business Operations as conducted at Signing.

                                                                             SPA

     14.9.7 The Sellers have entered into agreements with certain parties (the "Special Customers") as set out in the Deed of Reference and they give in this respect to Euronet Group the warranty in Schedule 14.9.7. The Sellers warrant that the agreements with the Special Customers as set out in the Deed of Reference are to the Sellers' best knowledge in full force and effect, and not terminated and have not been transferred to a third party. Except as stated in this Section 14.9.7 and in Section 14.10 no warranties or other representations under this
          Section 14 shall apply in relation to the agreements with the Customers as set out in the Deed of Reference and any other agreements between the Sellers and the Special Customers.

     14.9.8 Except as set forth on Schedule 14.9.8 (i) the execution and delivery of this SPA by Sellers or (ii) the sale and transfer to Buyer of the Shares or (iii) the consummation by the Sellers of the agreements contemplated by this SPA will not constitute breach of, require consent under, results in, by operation of law or the respective agreement, the automatic termination of or entitle the counterparty to terminate or unilaterally amend any contract or agreement by which any of the Sellers or the Company are bound.

     14.9.9 Schedule 14.9.9 hereto contains a complete and correct list of certain important (written or oral) contracts of the Company, to the extent such contracts are not reflected in the Annual Accounts 2002 or the Interim Accounts (hereinafter referred to collectively as the "Material Contracts"):

          (i) All contracts with carriers or providers of wireless telecommunications services (the "Telecom Carriers") that are offered for resale or agency distribution by the Company;

          (ii) All material contracts with persons or entities acting as resellers of telecommunications services by which the Company has purchased PINs for phone cards or other materialized telecommunications time or services (the "PINs");

          (iii) All contracts with the twenty largest customers, distributors, retailers, agents, or subagents for PINs, based on the turnover of these with the Company in the financial year 2003 up to October 31, 2003;

          (iv) All purchase agreements regarding the terminals for the electronic sale of PINs distributed by the Company (the "Terminals"), with an obligation of the Company to accept Terminals (Abnahmeverpflichtung) for an amount exceeding Euro 200,000.00 (Euro two hundred thousand);

          (v) All sale and delivery agreements, including but not limited to agreements regarding the Terminals, with an annual payment obligation of the counterparty exceeding Euro 200,000.00 (Euro two hundred thousand);

          (vi) All lease agreements regarding moveable property, with the exception of lease agreements regarding the Terminals in respect of which terminal leases the annual payment obligation of the counterparty does not exceed Euro 15,000.00 (Euro fifteen thousand);

          (vii) All contracts for acquiring or disposing of fixed assets including intangible assets, property reported to fixed assets (other than real property and rights equivalent in nature to title in real property) and financial assets with an individual payment obligation of the Company or the counterparty exceeding

                                                                             SPA

               Euro 25,000.00 (Euro twenty five thousand) or an annual payment obligation of the Company or the counterparty exceeding Euro 50,000.00 (Euro fifty thousand);

          (viii) All service agreements and maintenance agreements with an annual payment obligation of the Company or the counterparty exceeding Euro 50,000.00 (Euro fifty thousand);

          (ix) All loans and borrowing arrangements and credit line arrangements that the Company has made whether as lender or borrower, other than extension of maturity dates for liabilities
               (Zahlungszielvereinbarungen) granted in accordance with common practice in the ordinary course of business;

          (x) All guarantees and sureties (Garantien, Burgschaften), arrangements to join as codebtor, and any other collateral that the Company is bound by vis-a-vis or obliged to grant to a third party, to secure an obligation of the Company or an obligation of a third party, whereas the assumption by the Company of settlement risks in electronic payment transactions and the obligations under service level agreements shall not be considered a guarantee or sureties;

          (xi) All other contracts or commitments the resulting payment obligations of the company under which are in excess of Euro 100,000.00 (Euro hundred thousand) individually or Euro 200,000.00 (Euro two hundred thousand) annually;

     To the Sellers' knowledge each of the Material Contracts is in full force and effect, is a legal, binding and enforceable obligation of the Company and the other party to the Material Contract. The validity or enforceability of such Material Contract has not been attacked vis-a-vis the Company by any contractual party or any other party. No Material Contract has been terminated, nor is to the Sellers' knowledge such termination impending. To the Sellers' knowledge neither the Company nor the respective other parties to the Material Contracts have breached their terms or conditions, nor are any of them in default with any of their material obligations, which could result in the acceleration of the performance of any obligation there under. The Sellers have not entered into a binding commitment to amend the material terms of the Material Contracts.

14.10 Litigation Matters and Proceedings before Governmental Authorities

     Schedule 14.10 hereto contains a complete and correct list of all pending (rechtshangig) litigation matters and proceedings before courts and governmental authorities as well as arbitration panels to which the Company or employees of the Company (where such litigation matters or proceedings may result in any liability on the part of the Company) are a party. The Sellers are not aware of any circumstances that would make the initiation of such litigation or proceedings likely.

14.11 Public Grants

     Except as set forth in Schedule 14.11, the Company has not filed for, received or used public grants (subsidies). The public grants listed in
     Schedule 14.11 have been filed for, received or used only in accordance with the applicable laws and in compliance with all orders and conditions imposed by any governmental authority. Except as set forth in Schedule
     14.11 the implementation of the terms or conditions hereof and the circumstances present today will not result in any such grant becoming repayable.

                                                                             SPA

14.12 Compliance with Public Law

     14.12.1 To the Sellers' knowledge the Company holds all permits and licenses required by the public laws of the jurisdictions in which the Company conducts its Business Operations necessary for its present Business Operations (the "Permits"). To the Sellers' knowledge neither the revocation nor any restriction of any Permit is pending or, to the Sellers' best knowledge, threatened. To the Sellers' knowledge all Permits of the Company are in full force and effect. To the Sellers' knowledge the Company is in compliance with all of the terms and conditions of the Permits. To the Sellers' knowledge there are no material restrictions in the Permits or to the Company's ability to renew the Permits. To the Sellers' knowledge the execution or consummation of this SPA or the Related Agreements will not conflict with or violate the terms of, or result in default under, any Permit or result in the termination or amendment of, or requires governmental or other public law approval or other action pursuant to, any of the Permits.

     14.12.2 Neither the current Business Operations nor its products nor existing agreements or services infringe any applicable public law or orders imposed by any governmental authority except where such noncompliance is inconsequential and could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or the Business Operations or give rise to any future material liability of the Company with respect to any applicable public law. The Company has not received notice of any violation of any applicable public law, or any potential material liability under any applicable public law, nor is any Seller or the Company aware of any such violation or potential liability.

     14.12.3 To the Sellers' knowledge, no governmental consent is required to be obtained, satisfied or made pursuant to the public laws of the jurisdictions in which the Company conducts its Business Operations necessary for its present Business Operations by which any of the Sellers or the Company are bound, in connection with (i) the execution and delivery of this SPA by any Seller or (ii) the sale and transfer to Buyer of the Shares or the consummation by the Sellers of this SPA or the Related Agreements.

14.13 Political Contributions and Other Payments

          Neither the Company nor any Seller has, during the past five years,
          (i) made any payment in violation of any applicable law to any governmental official or other governmental employee or agent (domestic or foreign) to induce the recipient or the recipient's employer to do business with, grant favorable treatment to or compromise or forego any claim against the Company or (ii) made any significant payment or conferred any benefit which, under prevailing business practices, the Company considers or reasonably should consider to be a breach of Section 299 German Criminal Act (Strafgesetzbuch).

14.14 Tax Status of the Company

     14.14.1 The Company has fully performed all duties pursuant to tax laws as to keeping and maintaining records and documents. The tax advisor Helga Hey, Starnberg, keeps the relevant records safely and will deliver them to the Company at request at any time without any right of retention, except for statutory or contractual retention rights.

                                                                             SPA

     14.14.2 The Company has filed all forms, whether definitive or preliminary, for all taxes, charges and other dues, when due, completely and truthfully, including (but not limited to) all tax returns for the 2002 assessment period and all monthly preliminary returns up to the date hereof.

     14.14.3 No distributions of constructive dividends (verdeckte Gewinnausschuttungen) have been made by the Company.

14.15 Due and Proper Conduct of Business Operations and Completeness of Information Provided

     14.15.1 Since the Interim Accounts' Date the Business Operations have been carried on solely in the ordinary course of business, subject to prudent business practice and no material detrimental changes have occurred regarding the Business Operations and/or the assets, financial and profit situation or concerning important assets or contracts of the Company. For the avoidance of doubt, the Sellers are not liable for the impact of any publicly known changes of the market. Except as set forth in Schedule 14.15.1 and Schedule 3.6, since December 31, 2002 no shareholders' resolutions have been passed for any distributions of profits, including advance distributions (Vorabausschuttung) of any projected profit for the financial year 2003, nor has any such distribution taken place, nor have any hidden reserves been released or withdrawn other than in the ordinary course of business.

     14.15.2 Since the Interim Accounts' Date there has not been (i) any material adverse change in the Company's financial condition and results of operations or (ii) any sale or transfer of any assets or properties with a value exceeding Euro 50,000.00 (Euro fifty thousand), except in the ordinary course of business of the Company with suitable replacements thereof or (iii) any expenditures by the Company for the acquisition or improvement of Fixed Assets, which extend the life or increase the productivity of assets (capital expenditures), involving payment in the aggregate in excess of Euro 250,000.00 (Euro two hundred and fifty thousand).

     14.15.3 All information provided to Euronet Group and to Euronet Groups' advisors by Sellers in the documents listed in Schedule 14.15.3 provided to Euronet Group in connection with all investigations, including interviews, by Buyer or by any of its directors, officers, employees, agents or financial, accounting, legal or other advisers of Euronet Group prior to the Signing, including but not limited to the investigation carried out in the data room from September 3 (three) to 10 (ten), 2003 (the "Due Diligence") in relation to matters prior to Signing (the "Historic Data") is in all material respects accurate and correct. Such information is not misleading and does not conceal any facts relating to the Shares, the Company and its Business Operations that would be relevant for the specific item of information provided.

     14.15.4 Statements of the Sellers or on behalf of the Sellers in connection with the Due Diligence and/or the negotiations of this SPA regarding future financial and operating results of the Company, benefits and synergies of the combination of Euronet Group and Company, future opportunities for the Company, discovery and development of products, potential acquisitions, strategic alliances and Intellectual Property, and any other statements about the Company's managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Any statements of the Sellers or on behalf of the Sellers that are not statements of historical fact, including but not limited to statements containing the words "believes",

                                                                             SPA

          "plans", "anticipates", "expects", "estimates", "preliminary", "draft(ing)" and similar expressions in English or German language, shall also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. The Sellers in particular disclaim any obligation to update any forward-looking statements. Euronet Group has not relied on any forward-looking statements in entering into this SPA. This Section
          14.15.4 does not exclude or limit the liability of the Sellers arising out of the breach of this SPA or any Related Agreements for any forward-looking statement contained in this SPA or any Related Agreements if and to the extent it is expressly stated therein that the Sellers are liable for such forward-looking statement.

15   Remedies in Case of Sellers' Breaches of SPA

15.1 If any of Sellers' warranties and representations in this SPA especially under Section 14 hereof are incorrect or, to the extent completeness is guaranteed, incomplete, the Buyer, or at the election of the Buyer, the Company may demand that the Sellers, jointly and severally remedy the breach of the representation or warranty within a reasonable time limit that must not exceed 40 (forty) Banking Days after receipt of the notice referred to in Section 15.6 by putting the Buyer, or at the election of the Buyer, the Company in the situation it would be in had such warranty/ies or representation(s) been correct or, to the extent completeness is guaranteed, complete. For the avoidance of doubt this clause does not give the Euronet Worldwide Inc. the right to rescind the SPA.

15.2 If Sellers fail to create such situation within such time limit or if such situation cannot be created (Unmoglichkeit), the Buyer, or alternatively at the election of the Buyer, the Company may claim payment of damage compensation in cash from Sellers, subject to the limitations set out in this SPA. If the Buyer claims damage compensation, the Sellers shall put the Buyer in such position, as it would be in had the respective statement of the guarantee in question been correct or, to the extent completeness is guaranteed, complete. If the Company claims damage compensation, the Sellers shall put the Company in such position, as it would be in had the respective statement of the guarantee in question been correct or, to the extent completeness is guaranteed, complete.

15.3 Where the Buyer or the Company claim damage compensation under Section 15.2 above, each Seller shall be severally liable (teilschuldnerisch) vis-a-vis the Buyer or the Company, as the case may be, for half of the damage compensation owed by the Sellers.

15.4 The Buyer and the Company shall procure pursuant to Section 254 BGB that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Euronet Group's Losses (as defined in Section 15.6) which in the absence of mitigation might give rise to a liability in respect of any claim under this SPA or any Related Agreement.

15.5 If the matter or circumstance that may give rise to a claim against the Seller under this SPA or any Related Agreements is a result of or in connection with a claim by or liability to a third party, the following applies:

     15.5.1 Buyer shall take and shall procure that the Company takes such action as the Sellers may reasonably request to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim by a third party;

     15.5.2 Buyer may admit, compromise, dispose of or settle such claim by a third party, provided that Buyer or the Company has notified the Sellers of its intention to deal with

                                                                             SPA

          such claim and has given the Sellers a period of 15 (fifteen) Banking Days to agree to such measure, which shall not be unreasonably withheld.

     15.5.3 If the Sellers make any request pursuant to Section 15.5.1, Buyer shall take and shall procure that the Company takes all reasonable steps to procure that both Sellers are provided on reasonable notice with all material correspondence and documentation relating to the claim by a third party as the Sellers may reasonably request.

     15.5.4 The Buyer may request that the Sellers advance such an amount, which is reasonable and usually incurred by taking any of the actions referred to in Section 15.5.1. The final allocation of costs to the Sellers and/or the Buyer and/or the Company shall be subject to settlement among Sellers, Buyer and/or Company or subject to decision by court on the basis of whether the costs and expenses constitute Euronet Group's Losses pursuant to Section 15.6 resulting from a breach of warranty or representation.

     For the avoidance of doubt, nothing in this Section 15.5 shall prevent the Euronet Group from exercising its rights under this Section 15 against the Sellers, if the claim of the Euronet Group is a result of or in connection with a claim by or liability to a third party. In particular, the Euronet Group is not obliged to take an action requested by Sellers pursuant to
     Section 15.5.1 before exercising its rights against the Sellers. However, any compensation or indemnification of Euronet Group's Losses owed by the Sellers for breaches of warranties under this SPA or any Related Agreements shall not become due and payable (fallig und zahlbar) until the liability towards a third party in respect of which the claim is made has become due and payable.

15.6 No Seller shall be liable under this SPA or any Related Agreements in respect of any claim unless a notice of the claim is given by Euronet Group to the Seller including a summary of the factual basis of the claim and, if practicable, an estimate of the amount of losses (Schaden), liabilities, costs, including without limitation legal costs and experts' and consultants' fees, charges, expenses, actions, proceedings, claims and demands (the "Euronet Group's Losses") which are, or are to be, the subject of the claim (including any Euronet Group's Losses which are contingent on the occurrence of any future event). Such estimate shall not be binding for Euronet Group or prejudice Euronet Group with regard to the amount of Euronet Group's Losses that may be claimed.

15.7 No Seller shall be liable under this SPA or any Related Agreements in respect of any claim unless the amount of all claims for which each Seller would otherwise be liable under this SPA or any agreement in connection herewith exceeds Euro 150,000.00 (Euro hundred fifty thousand). Where the amount agreed or determined in respect of all claims referred to in this
     Section 15.7 exceeds such Euro 150,000.00 (Euro hundred fifty thousand), the respective Seller shall be liable for the entire amount of the claims and not just the excess over Euro 150,000.00 (Euro hundred fifty thousand).

15.8 The aggregate liability of the Sellers in respect of all claims under this SPA or any Related Agreements shall not exceed the total of (i) the amount of the Final Certificate Claims (as defined in the Certificates) under the Certificates if any and (ii) the amount of the Final Earn-Out Claims, if any, subject to the conditions set out in this Section 15.8. For purposes of such aggregate liability, the amounts of any Remaining Earn-Out Claim and any Remaining Certificate Claim shall be included unless such amounts are not ultimately paid to the Sellers.

                                                                             SPA

     15.8.1 The liability of each Seller to settle any claim of Euronet Group in respect of claims under this SPA or any Related Agreements by way of cash payment is limited to the cash amounts payable by Euronet Group to the respective Seller or Bearer to settle (i) the Final Certificate Claim and (ii) the Final Earn-Out Claim.

     15.8.2 In the event Euronet Group has settled all or part of the Certificate Claims by way of transferring Election Shares to the Bearer, each Seller shall be entitled to settle any claim under this SPA or any Related Agreements in cash or by way of transferring Euronet Shares to Euronet Group or to any third person appointed by Euronet Group vis-a-vis the Sellers in writing (the "Settlement Transfer"), subject to the limitation that the maximum number of Euronet Shares transferred by way of Settlement Transfer does not exceed the number of Election Shares received by the Sellers or the Bearer (as defined in the Certificates) and to the limitations in
          Section 15.8.3. To the extent the respective Seller elects to settle any such claim by way of Settlement Transfer, each Euronet Share transferred to the Euronet Group shall be valued for this purpose at the Average Stock Price (as defined in Section 3.1 (iv) of the Certificates). For the purpose of converting U.S. $ into Euro the reference rate published by the European Central Bank on December 10, 2004 shall be applied.

     15.8.3 The first Euro 1,000,000.00 (Euro one million) in claims shall be settled by each Seller in cash, if and to the extent that the cash payment to the respective Seller exceeds Euro 1,000,000.00 (Euro one million). After settling claims in the amount of Euro 1,000,000.00 (Euro one million), in cash, each Seller is entitled, at its sole discretion, to settle claims up to the following Euro 2,000,000.00 (Euro two million) by way of Settlement Transfer or in cash. Up to half of any claims in excess of Euro 6,000,000.00 (Euro six million) in the aggregate may be settled by way of Settlement Transfer. In case each cash payment to the Seller does not exceed Euro 1,000,000.00 (Euro one million), each Seller is entitled, at its sole discretion, to settle up to half of the claim by way of Settlement Transfer.

     15.8.4 Any claim by the Euronet Group against each Seller must first be settled pursuant to Section 15.8.3 by releasing the funds which are on the Notary Account I pursuant to this SPA according to Section 5.8.3(ii), 5.9.2, 5.10.1(ii) and on the Notary Account Certificate I. As long as there are funds on the Notary Account I and on the Notary Account Certificate I such funds have to be released in the same proportion. If there are Election Shares according to Section 5.4 of the respective Certificate on the Notary Account Certificate I, then these shall be released to the extent the Sellers are entitled to and choose to settle claims by way of Settlement Transfer. Thereafter any funds on the Notary Account I and the Notary Account Certificate I shall, for the purpose of settlement of claims of the Euronet Group, be released in equal parts from the Notary Account I and the Notary Account Certificate I. In case the cash payment to the Sellers does not exceed Euro 1,000,000.00 (Euro one million), each Seller is entitled, at its sole discretion, to settle up to half of the claim by way of Settlement Transfer and to release such amounts from the Notary Account I and the Notary Account Certificate I under each Certificate.

     15.8.5 Euronet Group and Sellers are mutually obliged to give joint written instructions to the Notary to effect the payments which are required to fulfill their respective obligations under this Section 15.8. Such notifications to the Notary have to be signed by the Sellers and the Euronet Group within 10 (ten) Banking Days after receipt of

                                                                             SPA

          a written request of the other Party. If there are no claims of the Euronet Group or the Company or a third party under Sections 14, 15 and 16 the Buyer and Euronet are obliged vis-a-vis the Sellers and the Bearer to grant consent in writing to release the funds which are on the Notary Account I or the Notary Account Certificate I, but in no event before they come due and payable under this SPA or the respective Certificate.

15.9 No Seller shall be liable under this SPA or any Related Agreements (i) for any Euronet Group's Losses which could reasonably not be foreseen, (ii) for any Euronet Group's Losses which are related to a lower valuation of the Euronet Group by virtue of which the stock price of Euronet Shares falls or costs and expenses for financing measures increase, and (iii) in respect of any claim if and to the extent that proper allowance, provision or reserve is made in the Annual Accounts or the Interim Accounts for the matter giving rise to the claim.

15.10 No Seller shall be liable for any claim under this SPA or any Related Agreements in respect of any matter, act, omission or circumstance (or any combination thereof), including the aggravation of a matter or circumstance and any Euronet Group's Losses arising there from, to the extent that the same would not have occurred but for (i) any matter or thing done or omitted to be done pursuant to and in compliance with this SPA or any Related Agreements or otherwise at the request in writing or with the approval in writing of Euronet Group, (ii) any act, omission or transaction of Euronet Group or any of its subsidiaries except for the Company, or their respective directors, officers, employees or agents or successors in title, after Signing, (iii) the passing of, or any change in, after Signing any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of taxation or any imposition of taxation or any withdrawal of relief from taxation not actually (or prospectively) in effect at Signing, or (iv) any change after Signing of any generally accepted interpretation or application of any legislation, or (v) any change in accounting or taxation policy, bases or practice of Euronet Group or any of its subsidiaries introduced or having effect after the Signing.

15.11 No Seller shall be liable under this SPA or any Related Agreements in respect of any claim to the extent that the Euronet Group's Losses in respect of which such claim is made are covered by a policy of insurance held by the Company or would have been covered if such policy of insurance had been maintained beyond the Closing, the latter only applies in case the Sellers have informed the Buyer prior to a termination about the potential consequence of such termination, in case the Sellers were informed about the intention to terminate by the Buyer.

15.12 No Seller shall be liable in respect of any claims under this SPA or any Related Agreements to the extent of any Euronet Group's Losses suffered by the Buyer or any of its subsidiaries to the extent of any corresponding savings by or net quantifiable financial benefit to Euronet Group or any of its subsidiaries arising from such Euronet Group's Losses or the facts giving rise to such Euronet Group's Losses (for example, without limitation, where the amount (if any) by which any taxation for which Euronet Group or any of its subsidiaries would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such liability).

15.13 If any Seller has paid an amount in discharge of any claim under this SPA or any Related Agreements in respect of which the Company is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies

                                                                             SPA

     or compensates Euronet Group or Company (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, the Seller shall be subrogated to all rights that Euronet Group has or would otherwise have in respect of the claim against the third party or, if subrogation is not possible, Euronet Group shall procure that all steps are taken as the Seller may reasonably require to enforce such recovery and shall, or shall procure that the Company shall pay to the Seller as soon as practicable after receipt an amount equal to the lower of (i) any sum recovered from the third party, less any costs and expenses incurred in obtaining such recovery, unless these have already been paid in accordance with the following sentence, or (ii) the amount previously paid by the Seller to Euronet Group and/or the Company. The Euronet Group may require the Sellers to make an advance payment of such an amount that is reasonable and usually incurred to enforce such recovery.

15.14 Euronet Group shall not be entitled to recover from any Seller under this SPA or any Related Agreements more than once in respect of the same Euronet Group's Losses suffered and, without prejudice to the generality of the foregoing, no Seller shall be liable in respect of any breach of obligations under the SPA or any Related Agreements (i) if and to the extent that Euronet Group's Losses resulting from or connected with such breach are or have been included in a claim under any other warranty or indemnity under this SPA or any Related Agreements which already has been satisfied, and (ii) if and to the extent that the Euronet Group's Losses suffered from the breach have been recovered by virtue of a decrease in the Earn-Out Claims or the Certificate Claims due to a decrease in EBITDA Q3/2004, Base EBITDA or Compound EBITDA.

15.15 No Seller shall be liable in respect of any claim of this SPA

     15.15.1 to the extent that the liability or the risk giving rise to the relevant claims was known by any member of the Euronet Group or by any of its respective directors, officers, employees or agents or financial, accounting or legal advisers involved in negotiating the acquisition of the Company;

     15.15.2 in relation to any liability or risk which has been accurately disclosed by the Sellers and any of the Company's respective directors, officers, employees or any of the Sellers' or the Company's agents or financial, accounting, legal or other advisers involved in negotiating the acquisition of the Company prior to Signing;

     15.15.3 in relation to any liability or risk which is contained or referred to (i) in this SPA, including the Related Agreements, (ii) the Schedules to this SPA including its annexes or (iii) in any of the documents listed in Schedule 14.15.3 which have been made available to the Buyer in the course of the Due Diligence.

15.16 The Euronet Group herewith acknowledges and confirms that it is not aware of any breaches of representations and warranties by the Sellers. The Euronet Group acknowledges and confirms that it has investigated and analyzed the Company independently in all respects and its decision to acquire the Shares is exclusively based (i) on the Euronet Group's own investigation and analysis or professional advice rendered by, for example, its financial, accounting or legal advisers and (ii) on the provisions of the SPA and Related Agreements, in particular on the representations and warranties made by the Sellers therein and it has not relied on any statements of the Sellers made prior to Signing.

15.17 References in the Schedules to Section numbers shall be to the Sections to which the disclosure is most likely to relate. Such references are given for convenience only and shall

                                                                             SPA

     not limit the effect of any of the disclosures, all of which are made against the Sellers' warranties as a whole.

15.18 Instead of the statutory limitation periods, all claims under Section 14, 15 and 16 and any claims in connection herewith vis-a-vis the Sellers shall be subject to the following limitation periods:

     15.18.1 The limitation period for the warranties and representations given in Sections 14.2.1 to 14.2.4, 14.2.6 and 14.2.7 shall be ten years commencing on the Closing. The limitation period for the warranties and representations given in Section 14.2, to the extent not addressed in the previous sentence, hereof shall be five years commencing on the Closing.

     15.18.2 The limitation period for claims of Euronet Group in connection with Sections 14.14 and 16.2 shall be six (6) months beginning with the existence of a final and unappealable tax assessment (Steuerbescheid) for the respective taxes in the respective assessment period (Veranlagungszeitraum). This limitation period shall not apply for the claims of Euronet Group in connection with Sections 14.14 and
          16.2 in the event of willful or grossly negligent tax evasion (Steuerhinterziehung).

     15.18.3 The limitation period for all other claims under Sections 14 and 16 of this SPA shall lapse on September 30, 2005.

     15.18.4 The limitation periods pursuant to Section 15.18.3 will be interrupted by a written notification of a specific claim in accordance with Section 15.6 by Euronet Group to the Sellers. Such interruption of the limitation period terminates, if Euronet Group does not file a lawsuit with respect to such claim with the court within 1 (one) month after the respective limitation period for such claim would have terminated pursuant to Section 15.18.3, as the case may be, but for the notification.

     15.18.5 Section 203 BGB does not apply.

15.19 Given that no precedent court rulings exist as to the application and interpretation of Section 444 BGB, the Parties mutually acknowledge that
     Section 444 BGB shall not apply to the liability of the Sellers under
     Section 14 of this SPA and that the warranties and representations of Sellers therein constitute severable warranty undertakings (selbstandige Garantieversprechen) and are not construed to be guarantees for the condition of goods within the meaning of Section 444 BGB.

15.20 Any other remedies for breaches of Sellers' obligations set forth in this SPA or related to this SPA than those set out in this Section 15, including but not limited to statutory warranties, remedying the defect (Nachbesserung), damage claims (Schadensersatz), purchase price reduction (Minderung), the right to rescind (Rucktritt), the right to terminate (Kundigung) or any claims under Section 311 BGB, or the right to challenge the contract (Anfechtung) (other than the right to challenge the contract pursuant to Section 123 BGB), are herewith excluded. None of the limitations contained in this Section 15 shall apply for the benefit of the respective Seller in case of fraudulent behavior by the respective Seller or intentionally caused damage (vorsatzlich herbeigefuhrter Schaden) by the respective Seller.

16   Tax Indemnities

16.1 Taxes as used in this Section 16 shall mean taxes and ancillary payment duties pursuant to Section 3 German Taxation Act (Abgabenordnung) and other public-law dues ("Taxes").

                                                                             SPA

16.2 Sellers shall indemnify the Company against and hold them harmless from all Taxes to be borne by the Company for the time up to (and including) the Interim Accounts' Date if and to the extent such Taxes have not been paid until the Interim Accounts' Date or have been provided for in the Interim Accounts. Such indemnity shall apply regardless of whether or not on the Interim Accounts' Date Sellers had knowledge of such obligation to pay Taxes.

16.3 After the Closing Buyer shall procure that the Company gives Sellers and their advisors bound by professional confidentiality duties the opportunity to participate in all tax audits having directly or indirectly an impact on the obligations of the Sellers to compensate Euronet Group or the Company according to Sections 14.14 and 16.2 at the least for all tax audits for the time up to December 31, 2004. The Euronet Group shall procure that the Company will notify Sellers without undue delay of the prior announcement and/or the commencement of any such audit and will ensure that the Company will give access to all information which can reasonably be required to participate in the tax audits. Section 15.5 shall apply mutatis mutandis.

16.4 In relation to the above indemnity obligations, the terms and conditions of
     Section 15 shall apply mutatis mutandis.

Part V. Assignment of Company's Shares/Closing

17   Transfer and Assignment of the Shares, Closing

     Seller I hereby assigns and transfers the Share I to the Buyer. Seller II hereby assigns and transfers the Share II to the Buyer. The transfers are subject to fulfillment of the Conditions Precedent (as defined in Section 18.1). The Buyer accepts such assignment and transfer. The day on which the Buyer holds the Shares shall be the "Closing".

18   Conditions Precedent

18.1 The transfer of the Shares shall be subject to the conditions precedent (aufschiebende Bedingungen) set forth in this Section 18.1 (the "Conditions Precedent"):

     18.1.1 The Buyer shall pay the entire Cash Component as defined in Section
          3.1 Sentence 3 pursuant to Section 3.2.

     18.1.2 The Notary shall receive a letter from the Share Escrow Agent confirming receipt of the Share Component pursuant to Section 4.2 and 4.4.

     18.1.3 The Sellers, the Buyer and the Trustee shall have entered into the Trust Agreement.

     18.1.4 The Sellers, the Buyer and Euronet shall have entered into the Expert Agreement according to Section 5.7.1(iv)(b) which is hereby confirmed by Buyer, Euronet and Sellers.

     18.1.5 The Company and the Sellers, in their capacity as managing directors of the Company, shall enter into the Service Contracts.

     18.1.6 The Sellers shall pass the shareholders' resolutions set out in Part [B].

18.2 Each of the Parties undertakes to take any further action and to execute and deliver any additional documents as may be required and reasonably requested by the other Party to effect the consummation of this SPA and the Related Agreements.

                                                                             SPA

18.3 The Notary is herewith instructed by the Sellers and the Buyer to confirm in writing vis-a-vis the Parties and the Share Escrow Agent fulfillment of the Conditions Precedent immediately thereafter and further to make notice to the Commercial Register and other Public Authorities that the transfer of the Shares from the Sellers to the Buyer has occurred.

Part VI. Miscellaneous

19   Default in Payment

     In case any Party is in default with its payment obligations, such outstanding claim will bear annual interest in the amount of 6.5 (six point five) percentage points above the German base rate according to Section 247 BGB as amended from time to time. There shall be no interest payments on interest. Any other claims for damages are hereby not precluded.

20   Non-competition Covenant

20.1 Each of the Sellers undertake for a period of two years following Closing to forego any activity constituting, directly or indirectly, competition with the business activity of the Company in Germany and those parts of Europe where the Company engages in business activities at Signing. In particular, each Seller will not, directly or indirectly, establish, acquire, (continue to) participate in or work for any enterprise, which competes with the business activity of the Company. The restrictions in
     Section 20.1 shall not prohibit any Seller or any of the Sellers' Affiliated Companies from carrying on or being engaged in or being economically interested in any business which is of the same or similar type to the business carried on by the Company after such time as Euronet, its legal successor or companies affiliated with Euronet within the meaning of Section 15 AktG (the "Euronet's Affiliated Companies") cease to carry on or be engaged in or economically interested in the business activity of the Company.

20.2 The restriction of competition set forth in Section 20.1 above does not apply to the acquisition of shares for the purpose of capital investment in particular up to an amount of 5 percent of the issued share capital in publicly listed companies, except for any shareholding in Euronet, its successors and affiliates.

20.3 Each Seller undertakes to ensure that the restriction of competition set forth in Section 20.1 will also be observed by each of the Sellers' Affiliated Companies.

20.4 Each Seller undertakes for a period of two years following Closing not to solicit any employees of the Company for an employment or other paid activity for the respective Seller or for any of the Sellers' Affiliated Companies, in particular not to offer key employees of the Company employment, consultancy or service agreements or any benefit for the termination of their respective agreements with the Company.

20.5 If a Seller violates the restriction of competition set forth in Sections 20.1, 20.3 and 20.4 above and continues such violation despite a request by Buyer to discontinue such violation, the respective Seller shall pay a contractual penalty in the amount of Euro 15,000.00 (Euro fifteen thousand) for each instance of violation. Where the violation continues the contractual penalty is owed anew for every month, during which thes violation continues. The respective Seller may not plead that the continued violation constitutes only one instance of violation (Ausschluss der Einwendung des Fortsetzungszusammenhangs). The Buyer's right to claim damage compensation or discontinuance of the violation remains

                                                                             SPA

     unaffected. The contractual penalty/ies owed under this Section 20 will be offset against any damage compensation claimed and/or awarded.

21   Confidentiality; Press Releases; Ad-Hoc Notice

21.1 The Parties shall keep the contents of this SPA and Related Agreements confidential to the extent legally possible.

21.2 The Parties shall mutually agree upon the language and the timing of any press release or other public notice to be given with respect to this SPA or the transactions contemplated herein after Signing or any business measures which may have an impact on the performance of duties under this SPA. The Parties' consent must not be unreasonably withheld. No press releases shall be given to the public prior to the receipt of the Funding Notice by the Notary pursuant to Section 7.1.

21.3 Notwithstanding the above, each party hereto may without the other Parties' consent disclose only such information as is mandatory by law and publish notices with the statutory minimum content. Euronet will notify Sellers in writing and in due time prior to any public notice to be given by Euronet after Signing pursuant to German and United States securities trading laws, stock exchange laws or other applicable laws, stock exchange rules or practices. Further, Sellers acknowledge that Euronet will be required to disclose the transactions contemplated in this Agreement in accordance with U.S. Securities laws, including filing form 8K. Euronet will give Sellers an opportunity to review and comment upon such filings. Euronet Group will take all appropriate measures to ensure confidential treatment of the relationship of the Company with the Special Customers and in particular nondisclosure of the Deed of Reference. Further, Euronet Group undertakes vis-a-vis the Sellers to ensure that factual Schedules will not be disclosed to the public, including Schedules setting out personal information of employees (e.g. 14.8.1 14.8.5).

22   Waiver of Pre-emptive Rights, Consents

22.1 Seller I and Seller II hereby each waive their respective right of first refusal (Vorkaufsrecht) under Section 8 of the articles of association of the Company with regard to the Share II and Share I, respectively.

22.2 By way of a shareholders' resolution dated November 7, 2003 which is attached as Schedule 22.2 the shareholders' meeting of the Company granted its consent to a sale and transfer of the Shares under this SPA as provided for in the articles of association of the Company.

22.3 By written statements dated November 4 and 6, 2003 and which are attached as Schedule 22.3 the Sellers' spouses consented to the sale and transfer of the Shares and the transaction contemplated under this SPA pursuant to
     Section 1365 BGB.

23   Assignment of Rights, Power of Attorney

23.1 The Parties shall not be entitled to assign any rights or obligations arising under this SPA, or any Related Agreements, to any third party without the other Party's consent. The consent of the Sellers to a transfer by Euronet Group of its rights hereunder to any of Euronet Group's Affiliated Companies shall not be unreasonably withheld. If any of the Sellers deceases, the rights and obligations under this SPA and related agreements will pass to their respective legal successor. In case both Sellers decease, Angela Artinger acting for Seller I

                                                                             SPA

     and Katrin Platt acting for Seller II, shall herewith post mortem be irrevocably authorized to carry out the respective Seller's rights and obligations under this SPA, and in particular the Certificates on the respective Seller's behalf.

23.2 Section 23.1 shall not apply to any rights of the Sellers with respect to the Certificates and in particular not restrict the transfer of the Certificates.

24   Liability of Euronet Group/Guarantee Euronet

24.1 All members of the Euronet Group shall (i) be jointly and severally liable vis-a-vis the Sellers for any obligations under this SPA and the Related Agreements, and (ii) shall herewith authorize each other to receive any statements hereunder on the other member's behalf.

24.2 Euronet hereby unconditionally and irrevocably guarantees to the Sellers due and punctual performance and observance by each of the members of Euronet Group of all their obligations, commitments, undertakings, warranties and indemnities under or pursuant to this SPA or any of the Related Agreements (the "Guaranteed Obligations") to the extent of any limit on the liability of Euronet and the members of Euronet Group in the SPA and/or the Related Agreements.

24.3 If and whenever any of the members of Euronet Group defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, Euronet shall forthwith upon demand unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this SPA and/or the Related Agreements and so that the same benefits shall be conferred on the Sellers as they would have received if Guaranteed Obligations had been duly performed and satisfied.

24.4 This guarantee is to be a continuing guarantee and accordingly is to remain in force until all Guaranteed Obligations shall have been performed or satisfied. This guarantee is in addition to and without prejudice to and not in substitution for any rights or security which the Sellers may now or hereafter have or hold for the performance and observance of the Guaranteed Obligations.

24.5 As a separate and independent obligation Euronet agrees that any of the Guaranteed Obligations (including, without limitation, any moneys payable) which may not be enforceable against or recoverable from any of the members of the Euronet Group by reason of any legal limitation, disability or incapacity on or of any of the members of the Euronet Group or of any other fact or circumstances (other than any limitation imposed by this SPA or any Related Agreements) shall nevertheless be enforceable against and recoverable from Euronet as though the same had been incurred by Euronet and Euronet were the sole or principal obligor in respect thereof and shall be performed or paid by Euronet on demand.

24.6 The liability of Euronet under this Section 24:

     24.6.1 shall not be released or diminished by any variation of the Guaranteed Obligations or any forbearance, neglect or delay in seeking performance of the Guaranteed Obligations or any granting of time for such performance; and

     24.6.2 shall not be affected or impaired by reason of any other fact or event which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release or a defense to a guarantor.

                                                                             SPA

25   Transaction Costs

25.1 Buyer shall bear the notary's fees incurred in the recording hereof and in the transactions contemplated herein, including for the avoidance of doubt, the notary's fees incurred in the recording of the shareholders' resolution set out in Schedule 10.1.6, of the Trust Agreement and the Certificates. Each Party hereto shall bear its own costs and taxes incurred in relation to this SPA and to its implementation, including the costs of its own lawyers and the costs of any of their advisors, subject to the stipulations in the Related Agreements.

25.2 Euronet Group shall bear all costs and fees related to the Notary Cash Component Account and the Notary Account I and II, and the Notary Account Certificate I and Notary Account Certificate II for both Certificates. The Sellers will reimburse immediately after the Buyer has received the respective statement of fees of the Notary and has sent a copy of those statements to the Sellers a lump sum of Euro 12,000 (Euro twelve thousand) plus VAT to the Buyer.

25.3 Euronet Group and the Sellers shall bear half of the fees and half of the costs incurred by the Advisory Board of the Company.

25.4 The Parties shall bear the costs and fees of the Expert for the Preliminary Expert Decision, the Final Expert Opinion and the Final Expert Decision, as the case may be, as determined by the Expert in accordance with Section 91 a Para. 1 Civil Procedures Act (Zivilprozessordnung). Euronet Group and the Sellers shall each bear half of any fees and half of any costs incurred by the Expert other than those described in this Section 25.4, first sentence, especially the fees and costs of the audit of the Interim Accounts.

25.5 The Parties mutually acknowledge that they expect the transactions contemplated herein to be exempt from value added tax pursuant to Section 4 No. 8 (f) German Value Added Tax Act (Umsatzsteuergesetz). If contrary to expectation the matters contemplated herein are subject to value added tax, then the Consideration shall be construed as inclusive of value added tax at the statutory rate.

25.6 The Parties mutually acknowledge that they expect the transactions contemplated herein not to be subject to land transfer tax
     (Grunderwerbsteuer). If contrary to expectation land transfer tax becomes payable, then such tax shall be borne by Sellers.

25.7 The Sellers shall indemnify Euronet Group from all costs and penalties related to the consideration according the Certificate according to Section
     10.1 which are imposed on Euronet Group by German fiscal authorities.

26   Complete Agreement and Written Form

26.1 This SPA and the Related Agreements constitute the whole agreement between the Parties relating to the matters contemplated herein at Signing. The Schedules to this SPA and the Related Agreements form an integral part of the agreement; this applies especially to the Schedule 6.1and all its provisions in relation to the determination of EBITDA Q3/2004, Base EBITDA and Compound EBITDA.

26.2 Any amendment, including any amendment to this clause, shall require observance of the written form or any stricter form mandatory by law.

                                                                             SPA

27   Notices and Communications

27.1 Subject to any conflicting provisions of this SPA, any notices and other communication in relation to this SPA shall be in writing delivered by hand, fax, registered post or by courier using an internationally recognized courier company. It shall be effective upon receipt, unless otherwise provided for in this SPA.

27.2 Any notices and other communication to Sellers, Euronet, B.V., Buyer, the Notary, Share Escrow Agent, Trustee shall be sent to the addresses as shown in Schedule 27.2.

27.3 The Parties may appoint any other person provided that such appointment of such representative shall take effect at receipt of the appointment notice by the other party hereto sent by registered mail. Up to the appointment of such new representative, the power to receive service of notices and communications granted to the previous representative shall continue to exist. Any change of address or contact details must be communicated in accordance with Section 27.1.

28   Severability

     If any term or condition of this SPA or Related Agreements is or becomes invalid or unenforceable or if there has been an inadvertent omission herein, then this shall not affect the validity and enforceability of the remaining terms and conditions. Such invalid or unenforceable term or condition shall be replaced by that valid and enforceable term or condition that is in accordance with the commercial goal and purpose of the invalid or unenforceable term or condition. In the event of any inadvertent omission, the term or condition shall be agreed that is in accordance with that which in view of the commercial goal and purpose of this SPA or Related Agreements would reasonably have been agreed if the matter had been thought of at the outset.

29   Choice of Law

29.1 This SPA shall be governed by the laws of the Federal Republic of Germany.

29.2 Each Party hereto consents to the exclusive jurisdiction of the courts in Munich, Germany. The right of the Sellers to file claims in Kansas City, Missouri, United States of America remains unaffected.

Part VII. Instructions to Notary

The Parties herewith authorize and instruct the Notary to notify after Closing
(i) the commercial register, and (ii) the financial authorities by making available a shortened certified version of this SPA containing only the provisions regarding the transfer of the Shares and the Parties of this SPA.

                                                                             SPA

Inhaltsverzeichnis

 1   Sale of Shares; Allocation of Profits; Acquisition and Assignment of certain Shareholder Loans....6

 2   Consideration.....................................................................................6

 3   Cash Component....................................................................................7

 4   Share Component...................................................................................8

 5   Earn-Out.........................................................................................16

 6   Certificates.....................................................................................30

 7   Dissolution of Agreement; Break-up Fee...........................................................32

 8   Interim Accounts.................................................................................32

 9   Status of the Sellers as Managing Directors......................................................33

10   Earn-Out Protection..............................................................................34

11   Release from Security and Third Party Obligations in Relation to the Company.....................35

12   Euronet Group's Warranties and Liability.........................................................36

13   Remedies in Case of Buyer's Warranty Breach......................................................38

14   Sellers' Warranties..............................................................................42

15   Remedies in Case of Sellers' Breaches of SPA.....................................................53

16   Tax Indemnities..................................................................................58

17   Transfer and Assignment of the Shares, Closing...................................................59

18   Conditions Precedent.............................................................................59

19   Default in Payment...............................................................................60

20   Non-competition Covenant.........................................................................60

21   Confidentiality; Press Releases; Ad-Hoc Notice...................................................61

22   Waiver of Pre-emptive Rights, Consents...........................................................61

23   Assignment of Rights, Power of Attorney..........................................................61

                                                                             SPA

24   Liability of Euronet Group/Guarantee Euronet.....................................................62

25   Transaction Costs................................................................................63

26   Complete Agreement and Written Form..............................................................63

27   Notices and Communications.......................................................................64

28   Severability.....................................................................................64

29   Choice of Law....................................................................................64

                                                                             SPA

Part B Shareholders' Resolution of the Company

Shareholders' Resolution of the Company

Waiving all formalities and notice periods with regard to the convening and holding of a shareholders' meeting, the Sellers with consent of Euronet Group hereby hold a shareholders' meeting of the Company and pass the following resolutions.

The articles of association of the Company shall be amended in their entirety as shown in Schedule 10.1.6 to the share and transfer agreement recorded as Part A of this notarial recording.

Subject to the notification to the Company by Euronet Group that all Shares have been transferred to Euronet Group consent is given to the amendment of the Service Contracts (as defined in the share purchase and transfer agreement) of the Sellers as shown in Schedule 9.3.

Consent is granted for the rules and procedures of the advisory board.

                                                                             SPA

This notarial recording, including the Schedule, except for the Schedules
[     ] to [     ] which will not be read aloud in accordance with Section 14
 -----      -----
German Notarization Act with the consent if all Parties but will be initialed, has been read to the persons appeared and the persons appeared herewith consent and sign personally as follows.

                                                                             SPA

Schedule Definitions

04 Accounts                             as defined in Section 5.11.1(i)

06 Accounts                             as defined in Section 5.11.1(ii)

5% Limit                                as defined in Section 4.10.4

Adjustment Facts                        as defined in Section 5.7.2(ii)(e)

Affiliated Company                      as defined in Section 5.4.3

AktG                                    as defined in Section 5.4.3

Annual Accounts                         as defined in Section 14.5.1

Annual Accounts 2000                    as defined in Section 14.5.1

Annual Accounts 2001                    as defined in Section 14.5.1

Annual Accounts 2002                    as defined in Section 14.5.1

Articles                                as defined in Section 10.2

Audited Interim Accounts                as defined in 8

BGB                                     as defined in Section 3.1

Banking Days                            as defined in Section 5.7.1(iv)(a)

Base EBITDA                             as defined in Section 5.10.2(ii)(a)

Base EBITDA Agreement                   as defined in Section 5.11.2

Base Expert Decision                    as defined in 5.11.3

Blackout Period                         as defined in Section 4.7.4

Business Operations                     as defined in Section (C)

Business Plan                           as defined in Section 5.4.1

Business Plan EBITDA                    as defined in Section 10.1.4

Buyer                                   Delta Euronet GmbH

Buyer Earn-Out Interest                 as defined in Section 5.8.2

Buyer's Representative                  as defined in Schedule 27.2

B.V.                                    Eft Services Holding B.V.

B.V.'s Representative                   as defined in Schedule 27.2

CAGR                                    as defined in Section 5.10.2(iii)

Cash Component                          as defined in Section 3.1

Cash Component Notary Account           as defined in Section 3.2

Certificate I                           as defined in Section 6.1

Certificate II                          as defined in Section 6.1

Certificates                            as defined in Section 6.1

Closing                                 as defined in Section 17

                                                                             SPA

Company                                 as defined in Section (A)

Compound EBITDA                         as defined in Section 5.10.2(ii)(b)

Compound EBITDA Agreement               as defined in Section 5.11.2

Compound Expert Decision                as defined in Section 5.11.3

Concentration Factor                    as defined in Section 5.5.2(i)

Conditions Precedent                    as defined in Section 18.1

Consideration                           as defined in Section 2.1

Core Protection Period                  as defined in Section 10.2

Current Assets                          as defined in Section 14.4.2

Deed of Reference (Bezugsurkunde)       Role of deed No         /2003 of the
                                                        --------
                                        notary Dr. Felix Enneking, Berlin

Deviation Dates                         as defined in Section 10.1.4

Deviation Period I                      as defined in Section 10.1.4

Deviation Period II                     as defined in Section 10.1.4

Deviation Period III                    as defined in Section 10.1.4

Dissolution Waiver                      as defined in Section 7.1

Distributable Interim Profit 2003       as defined in Section 3.6

Due Diligence                           as defined in Section 14.15.3

Earn-Out                                as defined in Section 5

Earn-Out Claims                         as defined in Section 5.6.1

Earn-Out Claims Due Date                as defined in Section 5.8.1

Earn-Out Shortfall                      as defined in Section 5.7.2(ii)(h)

Earn-Out Excess                         as defined in Section 5.7.2(ii)(h)

EBITDA                                  as defined in Section 5.3

EBITDA Q3/2004                          as defined in Section 5.1

Euronet                                 Euronet Worldwide, Inc.

Euronet Group                           Buyer, B.V. and Euronet collectively

Euronet Group's Losses                  as defined in Section 15.6

Euronet's Affiliated Companies          as defined in Section 20.1

Euronet's Representative                as defined in Schedule 27.2

Euronet Shares                          as defined in Section (D)

Escrow Interest                         as defined in Section 5.8.2

Exchange Act                            as defined in Section 4.6.10

Expert                                  as defined in Section 5.7.1(iv)(b)

Expert Agreement                        as defined in Section 5.7.1(iv)(b)

                                                                             SPA

Extended Special Customers Agreement    as defined in Section 5.4.8

Final Earn-Out Claim                    as defined in Section 5.7

Final Earn-Out Claims                   as defined in Section 5.7

Final Earn-Out Claims Agreement         as defined in Section 5.7.2(i)

Final Expert Decision                   as defined in Section 5.7.2(ii)(e)

Final Expert Opinion                    as defined in Section 5.7.2(ii)(b)

Final Reduced Earn-Out Claim            as defined in Section 5.7

Final Remaining Earn-Out Claim          as defined in Section 5.7

Financing Agreement                     as defined in Section 1.3

Fixed Assets                            as defined in Section 14.4.1

Founder Loan Agreements                 as defined in Section 1.3

Funding Notice                          as defined in Section 7.1

German GAAP                             means the generally accepted accounting
                                        principles, standards and practices in
                                        Germany (Grundsatze ordnungsgemaBer
                                        Buchfuhrung) under the German Commercial
                                        Code (Handelsgesetzbuch - HGB)

GmbHG                                   as defined in Section 14.5.1

Guaranteed Obligations                  as defined in Section 24.2

HGB                                     as defined in Section 8

Historic Data                           as defined in Section 14.15.3

Intellectual Property Rights            as defined in Section 14.6.1

Interim Accounts                        as defined in Section 8

Interim Accounts' Date                  as defined in Section 8

Market Purchaser                        as defined in Section 4.11

Material Contracts                      as defined in Section 14.9.9

Minimum Escrow Amount                   as defined in Section 5.10.1(i)(b)

Multiple                                as defined in Section 5.6.1

Negative Deviation                      as defined in Section 10.1.4

Notary                                  as defined in Section 3.2

Notary Account I and II                 as defined in Section 5.9.2

Objection Notice                        as defined in Section 5.7.1(iv)(a)

Objection Period                        as defined in Section 5.7.1(iv)(a)

Observation after Closing Period        as defined in Section 9.4

Observer                                as defined in Section 9.4

                                                                             SPA

Parties                                 Sellers and Euronet Group, collectively

Permits                                 as defined in Section 14.12.1

PINs                                    as defined in Section 14.9.9(ii)

Preferred Stock                         as defined in Section (D)

Preliminary Earn-Out Claim              as defined in Section 5.7

Preliminary Earn-Out Claims             as defined in Section 5.7

Preliminary Earn-Out Claims Agreement   as defined in Section 5.7.1(iii)(b)

Preliminary Expert Decision             as defined in Section 5.7.1(iv)(c)

Preliminary Reduced Earn-Out Claim      as defined in Section 5.7

Preliminary Remaining Earn-Out Claim    as defined in Section 5.7

Prospectus                              as defined in Section 4.6.3

Protection Period                       as defined in Section 9.1

Protection Period I                     as defined in Section 9.1

Protection Period II                    as defined in Section 9.1

Q3/2004                                 as defined in Section 5.2

Q3/2004 Accounts                        as defined in Section 5.2

Reduced EBITDA Q3/2004                  as defined in Section 5.5

Reduction Scenario (1)                  as defined in Section 5.5.1

Reduction Scenario (2)                  as defined in Section 5.5.2

Registrable Shares                      as defined in Section 4.6.1

Registration Statement                  as defined in Section 4.6.1

Regulation S                            as defined in Section 4.10.1

Related Agreements                      as defined in Section 12.4

Release Earn-Out Amount                 as defined in Section 5.10.2(i)

Rule 144                                as defined in Section 4.6.10

Sales Agreement                         as defined in Section 14.9.7

SEC                                     as defined in Section 4.6.1

Securities Act                          as defined in Section 4.6.3

Seller I                                Mr. Bernd Wolfgang Artinger

Seller I Share Component                as defined in Section 4.2

Seller II                               Mr. Jurgen Platt

Seller II Share Component               as defined in Section 4.2

Sellers                                 Seller I and Seller II collectively

Sellers' Affiliated Companies           as defined in Section 14.2.11

                                                                             SPA

Sellers' Bank Accounts                  as defined in Section 3.4

Sellers' Base Notification              as defined in Section 5.11.1

Sellers' Closely Associated Persons     as defined in Section 14.2.11

Sellers' Compound EBITDA Notification   as defined in Section 5.11.1

Sellers' Earn-Out Interest              as defined in Section 5.8.2

Sellers' Earn-Out Claims Notification   as defined in Section 5.7.1(i)

Sellers' Losses                         as defined in Section 13.5

Sellers' Representative                 as defined in Schedule 27.2

Service Contracts                       as defined in Section 9.3

Settlement Transfer                     as defined in Section 15.8.2

Share Component                         as defined in Section 4.1

Shares                                  as defined in Section (B)

Share I                                 as defined in Section (B)

Share II                                as defined in Section (B)

Share Escrow Agent                      as defined in Section 4.4

Share Escrow Agent Agreement            as defined in Section 4.5

Share Purchase Agreement or SPA         as defined in Section A

Shareholder Loans                       as defined in Section 1.3

Signing                                 as defined in Section (B)

Special Customers                       as defined in Section 5

Special Customers Agreement             as defined in Section 5

Special Customers                       as defined in Section 5

Suspension                              as defined in Section 4.7.3

Suspension Notice                       as defined in Section 4.7.3

Telecom Carriers                        as defined in Section 14.9.9(i)

Terminals                               as defined in Section 14.9.9(iv)

Trust Agreement                         as defined in Section 10.3

Trustee shall mean heptus 22. GmbH (in the future named Trumpet GmbH) as defined in Section 10.3